                                                             EXHIBIT 14


                                CREDIT AGREEMENT
                           (AMENDING AND RESTATING THE
                       SECURITIES PURCHASE AGREEMENT DATED
                         AS OF JULY 7, 1995, AS AMENDED)




                                  by and among

                    LEVINE LEICHTMAN CAPITAL PARTNERS, L.P.,

                                    as Lender

                                       and

                             MEDIA ARTS GROUP, INC.,

                          THOMAS KINKADE STORES, INC.,

                       MAGI ENTERTAINMENT PRODUCTS, INC.,

                                MAGI SALES, INC.

                                       and

                        CALIFORNIA COAST GALLERIES, INC.,

                                   as Obligors


                          Dated as of February 21, 1997


                                                                CREDIT AGREEMENT









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                                TABLE OF CONTENTS
                                                                          Page

RECITALS...................................................................  1

AGREEMENT..................................................................  3

1.    DEFINITIONS..........................................................  3
      1.1     Defined Terms................................................  3
      1.2     Use of Defined Terms......................................... 12
      1.3     Cross-References............................................. 12
      1.4     Certain Matters of Construction.............................. 12

2.    CLOSING AND RELATED MATTERS.......................................... 13
      2.1     Closing...................................................... 13
      2.2     Consolidation of Original Notes.............................. 13
      2.3     Mutual Releases.............................................. 13

3.    REPRESENTATIONS AND WARRANTIES OF OBLIGORS........................... 14
      3.1     Organization and Good Standing............................... 14
      3.2     Subsidiaries and Other Related Companies..................... 14
      3.3     Authorization................................................ 14
      3.4     Due Execution and Delivery; Binding Obligations.............. 14
      3.5     No Violation................................................. 14
      3.6     Governmental Consents........................................ 15
      3.7     Capitalization............................................... 15
      3.8     Validity and Issuance of the Acquired Stock.................. 16
      3.9     Financial Statements. ....................................... 16
      3.10    Material Liabilities. ....................................... 16
      3.11    Changes. .................................................... 17
      3.12    Inventories.................................................. 17
      3.13    Accounts Receivable.......................................... 18
      3.14    Accounts Payable............................................. 18
      3.15    Labor Agreements and Actions. ............................... 18
      3.16    Employee Benefit Plans; ERISA................................ 18
      3.17    Taxes. ...................................................... 18
      3.18    Compliance With Charter, Laws and Contracts, etc............. 19
      3.19    Litigation; Adverse Facts.................................... 19
      3.20    Governmental Regulation...................................... 19
      3.21    Licenses, Permits and Authorizations......................... 19
      3.22    Properties and Assets........................................ 20
      3.23    SEC Filings.................................................. 20
      3.24    Disclosure................................................... 20
      3.25    Insurance.................................................... 20
      3.26    Deposit Accounts............................................. 20
      3.27    Sources and Uses............................................. 20
      3.28    Inventory Locations.......................................... 20



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
4.    REPRESENTATIONS AND WARRANTIES OF LENDER............................. 20
      4.1     Organization and Good Standing............................... 20
      4.2     Authorization................................................ 21
      4.3     Due Execution and Delivery; Binding Obligations.............. 21
      4.4     No Violation................................................. 21
      4.5     Investment Intent............................................ 21
      4.6     Accredited Investor Status................................... 21
      4.7     Governmental Consents........................................ 21

5.    CLOSING CONDITIONS................................................... 22
      5.1     Documents and Related Materials.............................. 22
      5.2     Warrant and Note Amendment Agreement......................... 22
      5.3     Representations and Warranties; No Default; Other Matters.... 22
      5.4     Restructuring and Prepayment Fees............................ 22
      5.5     CIT Credit Facility.......................................... 22
      5.6     Transactions Permitted By Applicable Laws.................... 22
      5.7     No Material Adverse Effect................................... 23
      5.8     No Material Judgment Or Order................................ 23
      5.9     Budget For Fiscal Year Ending March 31, 1998................. 23

6.    CONDITIONS TO THE OBLIGATIONS OF OBLIGORS............................ 23
      6.1     Representations and Warranties............................... 23
      6.2     Purchase Permitted By Applicable Laws........................ 23
      6.3     No Material Judgment or Order................................ 23

7.    COVENANTS............................................................ 23
      7.1     Payments with Respect to the Consolidated Note............... 24
      7.2     Limitation On Restricted Payments............................ 24
      7.3     Limitation on Liens.......................................... 24
      7.4     Limitation on Indebtedness................................... 24
      7.5     Financial Covenants.......................................... 25
      7.6     Limitation on Investments.................................... 25
      7.7     Information Covenants........................................ 25
      7.8     Books, Records and Inspections............................... 26
      7.9     Visitation Rights for Board Meetings......................... 27
      7.10    Maintenance of Property, Insurance........................... 27
      7.11    Corporate Franchises; Material Rights........................ 27
      7.12    Compliance With Law.......................................... 27
      7.13    Taxes........................................................ 28
      7.14    Transactions With Affiliates................................. 28
      7.15    Restriction On Fundamental Changes; Right of First Refusal... 28
      7.16    ERISA........................................................ 28
      7.17    Amendments to Documents Relating to Permitted Senior
              Indebtedness ................................................ 28
      7.18    Notice of Agreements Affecting Stock......................... 29
      7.19    Segregation of Funds......................................... 29
      7.20    Restrictions on Payments On Account of Restricted
              Indebtedness ................................................ 29
      7.21    Certain Matters Regarding the Tax Refund Proceeds and Related
              Tax Return .................................................. 29
      7.22    Change of Fiscal Year........................................ 30


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
      7.23    Key Person Life Insurance.................................... 30
      7.24    Further Assurances........................................... 30

8.    COVENANTS RELATING TO ACQUIRED STOCK................................. 30

9.    INDEMNIFICATION...................................................... 30
      9.1     Transfer Taxes............................................... 30
      9.2     Losses....................................................... 30
      9.3     Indemnification Procedures................................... 31
      9.4     Contribution................................................. 31

10.   DEFAULTS AND REMEDIES................................................ 32
      10.1    Events of Default............................................ 32
      10.2    Acceleration................................................. 33
      10.3    Other Remedies............................................... 33
      10.4    Waiver of Past Defaults...................................... 33

11.   MISCELLANEOUS........................................................ 33
      11.1    Payments..................................................... 33
      11.2    Consent to Amendments........................................ 33
      11.3    Form, Registration, Transfer and Exchange of Securities; Lost
              Securities .................................................. 34
      11.4    Persons Deemed Owners; Participation......................... 34
      11.5    Survival of Representations and Warranties................... 34
      11.6    Entire Agreement............................................. 34
      11.7    Severability................................................. 35
      11.8    Successors and Assigns....................................... 35
      11.9    Notices...................................................... 35
      11.10   Accounting Terms............................................. 36
      11.11   Descriptive Headings......................................... 36
      11.12   Counterparts................................................. 36
      11.13   Remedies..................................................... 36
      11.14   Payment of Fees and Expenses................................. 37
      11.15   Confidentiality.............................................. 37
      11.16   Conflict of Terms............................................ 38
      11.17   Agreement to Subordinate..................................... 38
      11.18   Reinstatement................................................ 38
      11.19   No Strict Construction....................................... 39
      11.20   GOVERNING LAW................................................ 39
      11.21   WAIVER OF JURY TRIAL......................................... 39

12.   CROSS-GUARANTY....................................................... 39
      12.1    Cross-Guaranty............................................... 39
      12.2    Waivers by Obligors.......................................... 40
      12.3    Benefit of Guaranty.......................................... 40
      12.4    Subordination of Subrogation, Etc............................ 40
      12.5    Election of Remedies......................................... 40
      12.6    Additional Real Property Waivers............................. 41
      12.7    Limitation................................................... 41


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      12.8    Contribution with Respect to Guaranty Obligations............ 42
      12.9    Liability Cumulative......................................... 42


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                    INDEX OF ANNEXES, EXHIBITS AND SCHEDULES

Annex A           -     Schedule of Documents
Annex B           -     Financial Covenants

Exhibit A         -     CIT Subordination Agreement
Exhibit B         -     Consolidated Note
Exhibit C         -     Intellectual Property Assignment
Exhibit D         -     Investment Monitoring Agreement Amendment
Exhibit E         -     Security Agreement
Exhibit F         -     Warrant and Note Amendment Agreement

Disclosure Schedule


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
                                CREDIT AGREEMENT
                           (AMENDING AND RESTATING THE
                          SECURITIES PURCHASE AGREEMENT
                      DATED AS OF JULY 7, 1995, AS AMENDED)

      This Credit Agreement (Amending and Restating the Securities Purchase Agreement dated as of July 7, 1995, as Amended) (this "Agreement") is entered into as of February 21, 1997 by and among:

      1. Levine Leichtman Capital Partners, L.P., a California limited partnership, as lender (the "Lender"), and

      2.    a.    Media Arts Group, Inc., a Delaware corporation ("Media Arts"), for itself and as successor by merger to Lightpost Publishing, Inc., a California corporation ("Lightpost") and John Hine
                  Studios, Inc., a Texas corporation ("JH Texas"),

            b.    Thomas Kinkade Stores, Inc., a California corporation
                  ("TKSI"),

            c. MAGI Entertainment Products, Inc., a California corporation ("MAGI Entertainment"),

            d.    MAGI Sales, Inc. a California corporation ("MAGI Sales"), and

            e. California Coast Galleries, Inc. ("CCG"; Media Arts, TKSI, MAGI Entertainment, MAGI Sales and CCG may be referred to herein collectively as "Obligors" and individually as an "Obligor").

                                    RECITALS

      A. Lender, Obligors (other than CCG and MAGI Sales), Lightpost and JH Texas are parties to a Securities Purchase Agreement dated as of July 7, 1995 (the "Original Purchase Agreement"; capitalized terms used in these Recitals that are not otherwise defined in these Recitals are as defined in the Original Purchase Agreement).

      B. Pursuant to the Original Purchase Agreement, among other things, Lender purchased:

              1. a Senior Subordinated Note due June 30, 2002 in the principal amount of $4,000,000 (subject to RECITAL C.3, the "Original $4 Million Note") and a Convertible Redeemable Senior Subordinated Note due June 30, 2002 in the principal amount of $3,000,000 (subject to RECITAL C.3, the "Original $3 Million Convertible Note") from Media Arts, Lightpost, TKSI and MAGI Entertainment,

              2. a Senior Subordinated Note due June 30, 2002 in the principal amount of $1,000,000 (subject to RECITAL C.3, the "Original $1 Million Note"; subject to RECITAL C.3, the Original $4 Million Note, the Original $3 Million Convertible Note and the Original $1 Million Note shall be referred to collectively as the "Original Notes") from JH Texas, and


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                                 Page 22 of 91

            3. a warrant to purchase an aggregate of 400,000 shares of Common Stock (subject to RECITAL C.3, the "Original Warrant").

      C. The Original Purchase Agreement was amended pursuant to the First Amendment to Securities Purchase Agreement dated as of March 12, 1996 (the "First Amendment"; the Original Purchase Agreement as so amended will be referred to as the "Existing Purchase Agreement"). In connection with the First Amendment, among other things,

            1. Lender waived certain Events of Default and the parties executed a mutual release with respect to certain claims described therein,

            2. MAGI Sales was added as a party to the Existing Purchase
Agreement,

            3. the Original Notes and the Original Warrant were amended (and all further references to such documents shall be to such documents as they were amended on March 12, 1996), and

            4. Lender was granted a lien and security interest in the assets of Lightpost, JH Texas, and all of the Obligors other than CCG.

      D. Since the time at which the First Amendment was entered into,

            1. Lightpost and JH Texas have merged with and into Media Arts, with Media Arts the surviving corporation,

            2. Media Arts acquired CCG as a wholly owned subsidiary of Media Arts (and has informed Lender that it intends to merge CCG with and into TKSI prior to May 1997, and

            3. Media Arts has informed Lender that the senior loan to all Obligors other than CCG from Comerica Bank-California ("Comerica") will be refinanced and replaced with a new senior revolving credit facility from The CIT Group/Business Credit, Inc. ("CIT").

      E. Various Events of Default under the Existing Purchase Agreement have occurred and have been continuing since on or about June 30, 1996.

      F. In connection with the refinancing of the existing Comerica loan by CIT and the transactions described herein, Lender and Obligors have agreed to restructure the obligations under the Existing Purchase Agreement and the Original Notes, amend and restate the Existing Purchase Agreement in its entirety as provided herein, and to enter into the transactions contemplated herein and in the Related Agreements (as defined below).

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, and the Existing Purchase Agreement is hereby amended and restated as of the Closing Date (as defined below) in its entirety, as follows:



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                                 Page 23 of 91

                                    AGREEMENT

1. DEFINITIONS.

            1.1 Defined Terms. The following terms, when used in this Agreement, including its PREAMBLE and RECITALS, shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Acquired Stock" means the Common Stock being acquired by Lender upon the exercise of the Original Warrant and the conversion option under the Existing $3 Million Convertible Note, as more fully described in the Warrant and Note Amendment Agreement.

      "Affiliate" means, when used with reference to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, the term Affiliate shall not include, with respect to any Obligor, Lender, Levine Leichtman Capital Partners, Inc. or any other Person (or any of the officers, directors, partners or employees of any of the foregoing Persons) solely because of any such Person's record or beneficial ownership of the Securities.

      "Agreement" means this Credit Agreement as originally in effect on the Closing Date, and as it may be amended from time to time thereafter.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

      "Board of Directors" means the board of directors of any Person.

      "Business Day" means any day except Saturday, Sunday and any day which either is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

      "Capital Lease Obligation" means any lease obligation of a Person incurred with respect to any property (whether real, personal or mixed) acquired or leased by such Person and used in its business that is required to be recorded as a capitalized lease in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

      "CIT" is defined in RECITAL D.3.

      "CIT Credit Facility" means the revolving credit facility being provided to Media Arts, CCG and TKSI pursuant to the CIT Documents.


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                                 Page 24 of 91

      "CIT Documents" means, collectively, (i) that certain Financing Agreement of even date herewith by and among Media Arts, CCG, TKSI and CIT, and (ii) all other "Loan Documents" (as defined therein).

      "CIT Subordination Agreement" means an intercreditor and subordination agreement by and between CIT and Lender and acknowledged by Obligors in substantially the form of EXHIBIT A.

      "Closing" is defined in SECTION 2.1.

      "Closing Date" means February 21, 1997.

      "Collateral" is defined in the Security Agreement.

      "Comerica" is defined in RECITAL D.3.

      "Common Stock" means the common stock of Media Arts.

      "Consolidated Financial Statement" is defined in SECTION 3.9.

      "Consolidated Note" means the Consolidated, Amended and Restated 13.50% Senior Subordinated Note Due December 31, 2001 of even date herewith in substantially the form of EXHIBIT B.

      "Convertible Securities" is defined in SECTION 3.7(C)(i).

      "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

      "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

      "Disclosure Schedule" is defined in the introductory paragraph of SECTION
3.

      "ERISA" means the Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder.

      "Event of Default" is defined in SECTION 10.1.

      "Existing Purchase Agreement" is defined in RECITAL C.

      "First Amendment" is defined in RECITAL C.

      "GAAP" means generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date hereof, applied on a consistent basis.


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
      "Guarantee" means (i) any guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any obligation and (ii) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any obligation, including, without limiting the foregoing, any indemnification agreement, warranty and any agreement to pay amounts drawn down by letters of credit. Notwithstanding anything herein to the contrary, a Guarantee shall not include any agreement solely because such agreement creates a Lien on the assets of any Person. The amount of a Guarantee shall be deemed to be the maximum amount of the obligation guaranteed for which the guarantor could be held liable under such Guarantee.

      "Holder" means the Person in whose name any Security is registered on any Obligor's books.

      "Indebtedness" means (without duplication), when used with reference to any Person,

                  (i) any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the unpaid balance of the purchase price of any property or services (except any such balance that constitutes a trade payable in the ordinary course of business that is not overdue by more than 100 days or is being contested in good faith), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP,

                  (ii) the principal component of any Capital Lease Obligations of such Person,

                  (iii) the maximum fixed repurchase price of any Redeemable
            Stock of such Person,

                  (iv) obligations secured by a Lien to which any property or asset, including leasehold interests and any other tangible or intangible property rights, owned by such Person is subject, whether or not the obligations secured thereby have been assumed by such Person, and

                  (v) Guarantees of items which would be included within this definition (regardless of whether such items would appear upon such balance sheet);

provided, that for purposes of computing Indebtedness outstanding at any time, such items shall be excluded to the extent that they would otherwise be eliminated as intercompany items in consolidation. For purposes of the foregoing, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon or measured by the fair market value of such Redeemable Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person. Any such determination may be challenged in good faith by the Holder of the Consolidated Note, and any dispute shall be resolved by an investment bank


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
or appraisal company of recognized national standing selected by such Holder and reasonably acceptable to such Person and whose decision shall be binding. If the parties cannot agree on a mutually acceptable investment bank or appraisal company, then the Holder and such Person shall each choose one such investment bank or appraisal company and such firms shall jointly select a third investment bank or appraisal company which shall make the determination. The costs of any such determination shall be borne by such Person; provided, that in the event the determination by such investment bank or appraisal company is not more than 10% higher than the determination made by the Board of Directors of such Person, then the Holder requesting such independent determination shall bear the cost thereof.

      "Initial Scheduled Payment" is the $2,000,000 principal payment that is scheduled to be made on the Initial Date (as such term is defined in the Consolidated Note).

      "Intellectual Property Assignment" means the Amended and Restated Assignment for Security of Patents, Trademark and Copyrights in favor of Lender of even date herewith in substantially the form of EXHIBIT C, as the same may be amended from time to time hereafter.

      "Investment Monitoring Agreement" means the Investment Monitoring Agreement dated as of September 10, 1996 as amended on the date hereof pursuant to the Investment Monitoring Agreement Amendment, and as may be amended from time to time hereafter.

      "Investment Monitoring Agreement Amendment" means the First Amendment to Investment Monitoring Agreement of even date herewith in substantially the form of EXHIBIT D.

      "Investments" is defined in SECTION 7.6.

      "JH Texas" is defined in the PREAMBLE.

      "John Hine Obligation" means the obligation of Media Arts to John Hine, an individual, in the principal amount as of the Closing Date of approximately (pound)970,756, together with all accrued interest thereon as of any time of determination, arising from the acquisition from John Hine of John Hine U.K.

      "John Hine U.K." means John Hine Limited, a corporation organized under the laws of the United Kingdom.

      "John Hine U.K. Obligation" means the existing net intercompany obligation of Media Arts to John Hine U.K. arising from the acquisition of inventory by JH Texas from John Hine U.K.

      "Kinkade Inventory Agreement" means the agreement of even date herewith by and between Thomas Kinkade, Kenneth E. Raasch, CIT and Lender with respect to the Inventory of Obligors subject to the Kinkade License.

      "Kinkade License" means the License Agreement dated as of December 1, 1993 between Thomas Kinkade, Kenneth E. Raasch and Lightpost Group, Inc, as predecessor in interest to Media Arts.

      "Lender" is defined in the PREAMBLE.


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
      "Lien" means any lien, pledge, mortgage, claim, covenant, restriction, security interest, charge or encumbrance of any kind, including Capital Lease Obligations having substantially the same economic effect.

      "Lightpost" is defined in the PREAMBLE.

      "MAGI Entertainment" is defined in the PREAMBLE.

      "MAGI Sales" is defined in the PREAMBLE.

      "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, results of operations or properties of such Person.

      "Media Arts" is defined in the PREAMBLE.

      "Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Obligor to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any of the Related Agreements. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Obligor, whether or not allowed in such proceeding), fees, expenses, attorneys' fees and any other sum chargeable by Lender to any Obligor under this Agreement or any of the Related Agreements.

      "Obligor" is defined in the PREAMBLE; provided, that from and after the effective time of the merger of CCG with and into TKSI, CCG shall no longer be an "Obligor," and all of the rights and obligations of CCG shall become rights and obligations of TKSI.

      "Option Rights" is defined in SECTION 3.7(C)(II).

      "Original $1 Million Note" is defined in RECITAL B.2.

      "Original $3 Million Convertible Note" is defined in RECITAL B.1.

      "Original $4 Million Note" is defined in RECITAL B.1.

      "Original Notes" is defined in RECITAL B.2.

      "Original Purchase Agreement" is defined in RECITAL A.

      "Original Warrant" is defined in RECITAL B.3.

      "Other Permitted Indebtedness" means Indebtedness represented by (i) Capital Lease Obligations or (ii) purchase money Indebtedness incurred to acquire property or equipment in the ordinary course of business, in an aggregate amount, as of any time of determination, of up to


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                                 Page 28 of 91

$1,000,000 minus the amount of the Indebtedness of the type described in SECTION 7.4(A)(I) as of such time of determination.

      "Other Permitted Liens" means, with respect to any Person, any Lien arising by reason of:

                  (i) any attachment, judgment, decree or order of any court, so long as such Lien is being contested in good faith and is either adequately bonded or execution thereon has been stayed pending appeal or review, and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (ii) taxes, assessments or governmental charges not yet
            delinquent or which are being contested in good faith;

                  (iii) security for payment of workers' compensation or other insurance;

                  (iv) security for the performance of leases;

                  (v) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business;

                  (vi) operation of law in favor or carriers, warehousemen,
            landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

                  (vii) any interest or title of a lessor under any lease (other than a Capital Lease Obligation);

                  (viii) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not material in amount and which do not in any case materially interfere with the ordinary course of the business of such Person; and

                  (ix) licenses of Intellectual Property Collateral (as defined in the Security Agreement) in favor of third parties in the ordinary course of business.

      "Perkins Obligation" means the existing potential indemnification obligation of Media Arts in favor of John Hine and John Hine U.K. with respect to their respective obligations to Richard Archer Perkins.

      "Permitted Investments" means:

                  (i) direct obligations of the United States of America
            (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America;


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                                 Page 29 of 91

                  (ii) obligations, debentures, notes or other evidence of
            indebtedness issued or guaranteed by the Export-Import Bank of the United States, the Federal Housing Administration or any other agency or instrumentality of the United States;

                  (iii) interest-bearing demand or time deposits (including
            certificates of deposit) which are either (A) insured by the Federal Deposit Insurance Corporation or (B) held in Comerica or any United States, Australian, Canadian, European or Japanese commercial banks having general obligations rated at least "AA" or equivalent by Standard & Poor's Corporation or Moody's Investor Service and having capital and surplus of at least $500,000,000 or the equivalent;

                  (iv) commercial paper rated (on the date of acquisition
            thereof) at least A-1 or P-1 or equivalent by Standard & Poor's Corporation or Moody's Investor Service, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than 270 days from the date of creation thereof; or

                  (v) any advances, loans or extensions of credit or any stock, bonds, notes, debentures or other securities as Lender may from time to time approve in its sole and absolute discretion.

      "Permitted Liens" is defined in SECTION 7.3.

      "Permitted Senior Indebtedness" means any Indebtedness incurred by one or more of the Obligors pursuant to any secured credit facility or facilities that
(i) permits borrowings up to an amount determined by reference to a specified borrowing base, which shall not exceed 85% of such Obligor's eligible accounts receivable plus 50% of such Obligor's eligible inventory, and (ii) expressly provides that borrowings under such facility or facilities are senior in right of payment to the payment of principal of and interest on the Consolidated Note. So long as the CIT Documents have not been amended in a manner that is prohibited pursuant to SECTION 7.17, the CIT Credit Facility shall constitute "Permitted Senior Indebtedness" hereunder.

      "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, limited liability partnership, public benefit corporation, or government (whether Federal, state, county, city or otherwise, including without limitation, any instrumentality, political subdivision, agency, body or department thereof).

      "Pre-Closing Prepayment" means a prepayment of $592,500 of principal amount of the Original Notes (allocated among the Original Notes as Lender may determine in its sole and absolute discretion) to be made immediately prior to the issuance of the Consolidated Note pursuant to the Warrant and Note Amendment Agreement.

      "Purchase Money Liens" means Liens (including the interest of a lessor under a Capital Lease Obligation having substantially the same economic effect) on any item of equipment acquired (including by means of entering into a Capital Lease Obligation) or constructed after the Closing Date


                                                                CREDIT AGREEMENT
that secures Indebtedness permitted to be incurred under SECTION 7.4 that is incurred for the purpose of financing the acquisition or construction of such item.

      "Raasch Obligation" means the obligations of Media Arts to Linda Raasch, an individual, arising pursuant to that certain 8% Subordinated Convertible Promissory Note in the face amount of $1,200,000.

      "Raasch Subordination Agreement" means the Subordination Agreement (Raasch) dated as of July 25, 1995 of Linda Raasch in favor of Lender with respect to the Raasch Obligation.

      "Redeemable Stock" means, with respect to any Person, that portion of any equity security of such Person that, by its terms or otherwise, is, or at the option of the holder thereof may be, required to be redeemed or repurchased prior to June 30, 2002.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 25, 1995, as amended by Amendment No. 1 to Registration Rights Agreement dated as of March 12, 1996, as it may be amended from time to time hereafter.

      "Related Agreements" means:

                  (i) the Consolidated Note,

                  (ii) the Security Agreement,

                  (iii) the Intellectual Property Assignment,

                  (iv) the Registration Rights Agreement,

                  (v) the CIT Subordination Agreement,

                  (vi) the Raasch Subordination Agreement,

                  (vii) the Investment Monitoring Agreement,

                  (viii) the Warrant and Note Amendment Agreement, and

                  (ix) the Kinkade Inventory Agreement,

in all cases as such agreements or instruments may be amended from time to time in accordance with their terms.

      "Released Claims" is defined in SECTION 2.3(A).

      "Releasing Party" is defined in SECTION 2.3(A).

      "Restricted Indebtedness" means, collectively, the John Hine Obligations, the John Hine U.K. Obligation, and the Perkins Obligation.


                                                                CREDIT AGREEMENT

      "Restricted Payment" means, with respect to each Obligor and each Subsidiary of any Obligor:

                  (i) any dividend or distribution, direct or indirect, on
            account of any shares of any class of Capital Stock of such Person now or hereafter outstanding,

                  (ii) any redemption, retirement, sinking fund or similar
            payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person, or any outstanding warrants, options or other rights to acquire Stock of such Person, now or hereafter outstanding,

                  (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to Indebtedness that is subordinated in right of payment to the Consolidated Note; or

                  (iv) any payment, distribution, contribution or transfer of property of any kind to John Hine U.K. or any of its Subsidiaries,

provided, that the following shall not constitute Restricted Payments:

                  (a) interest payments to Linda Raasch permitted under the
            Raasch Subordination Agreement;

                  (b) the issuance of any equity securities by such Person upon the exercise or conversion, whether mandatory or optional, of any Option Rights or Convertible Securities;

                  (c) any dividend or distribution, direct or indirect, on
            account of any shares of any class of Capital Stock of such Person now or hereafter outstanding which is payable solely in shares of Common Stock;

                  (d) the payment of or exchange of Indebtedness that is
            subordinate in right of payment to the Consolidated Note solely with Common Stock; and

                  (e) the payment of any dividend by any Obligor or any
            Subsidiary of any Obligor other than Media Arts.

      "Security" means the Consolidated Note and the Acquired Stock.

      "Security Agreement" means the Amended and Restated Pledge and Security Agreement of even date herewith in substantially the form of EXHIBIT E, as the same may be amended from time to time hereafter.

      "Senior Lender" means any holder of Permitted Senior Indebtedness.

      "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any


                                                                CREDIT AGREEMENT
contingency) to vote in the election of directors, officers or trustees thereof is at the time owned in the aggregate, directly or indirectly, by such Person and its Subsidiaries; provided, that in no event shall "Subsidiary" include, with respect to Media Arts, John Hine U.K. or any of its Subsidiaries.

      "Tax Refund Account" means a deposit account to be opened by Media Arts for purposes of the deposit of the Tax Refund Proceeds.

      "Tax Refund Proceeds" means the Federal tax refund of Media Arts for the fiscal years ended March 31, 1995 and March 31, 1996 with respect to the carryback of losses for the fiscal year ended March 31, 1997.

      "Taxes" means any income, excise, sales, use, stamp or franchise taxes and any other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, together with any interest and penalties and additions to tax.

      "TKSI" is defined in the PREAMBLE.

      "Transferee" means any direct or indirect transferee of all or any part of any Securities.

      "Warrant and Note Amendment Agreement" means the Warrant and Note Amendment Agreement of even date herewith in substantially the form of EXHIBIT F hereto.

            1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in any Exhibits, Schedules or Annexes hereto, and in each notice and other communication delivered from time to time in connection with this Agreement or any Related Agreement.

            1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Related Agreement to any Section are references to such Section of this Agreement or such other Related Agreement, as the case may be, and unless otherwise specified, references in any Section or definition to any clause are references to such clause of such Section or definition.

            1.4 Certain Matters of Construction. All Schedules, Exhibits, Annexes and any other attachments hereto, or expressly identified by this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such Schedules, all Schedules referred to herein shall mean the Schedules as in effect as of the Closing Date. The Recitals shall be construed as part of this Agreement. For purposes of this Agreement and the other Related Agreements, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Related Agreements, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


                                                                CREDIT AGREEMENT

2. CLOSING AND RELATED MATTERS

      2.1 Closing. The Closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Murphy, Weir & Butler, 2049 Century Park East, Suite 2100, Los Angeles, California on the Closing Date.

      2.2 Consolidation of Original Notes. The Original Notes, as amended by the Warrant and Note Amendment Agreement and as the principal amount thereof shall have been reduced in connection with the actions contemplated by the Warrant and Note Amendment Agreement, shall be consolidated, amended and restated on the Closing Date, and shall be evidenced by the Consolidated Note which shall be issued in favor of Lender at the Closing upon the delivery to Media Arts of the Original Notes. The terms for payment of principal and interest on the obligations evidenced by the Consolidated Note, and all of the other terms relating thereto, are as set forth in the Consolidated Note.

      2.3 Mutual Releases.

              (a) Release. Lender on the one hand, and each of the Obligors on the other hand (each such Person, a "Releasing Party"), hereby releases and forever discharges the other, together with their respective control Persons, officers, partners, directors, agents, representatives, employees and attorneys and each of their respective heirs, executors, administrators, successors and assigns from any and all liabilities, claims, demands, actions, causes of action or suits of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, which such Releasing Party ever had or now has against any such Person that could have been asserted in connection with or arising out of (i) Lender's investment in the Obligors pursuant to the Original Purchase Agreement and the Existing Purchase Agreement and the "Related Agreements" executed in connection therewith, or (ii) any acts or omissions taken subsequent to the date of the Original Purchase Agreement and prior to the date hereof, including the occurrence of any Defaults or Events of Default (as such terms are defined in the Existing Purchase Agreement as of the relevant time of determination) during such period (collectively, the "Released Claims").

              (b) Acknowledgement. The parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Agreement, but they do each affirm that it is their intention to fully, finally and forever settle and release any and all Released Claims notwithstanding any such discovery or nullification or voidance of this Agreement.

              (c) Exclusions. Notwithstanding the foregoing SECTIONS 2.3(A) AND 2.3(B), the parties agree that the releases contained therein do not extend to any liabilities, claims, demands, actions, causes of action or suits of any kind or nature whatsoever, that may arise out of any Defaults or Events of Default that may exist upon the effectiveness of this Agreement or which may occur after the date hereof, including by virtue of any breach of any representation, warranty or covenant contained in this Agreement.

              (d) Power to Release. The parties each represent and warrant to the other that they are the sole owners of the claims which they are releasing, and that they have full power to give the releases provided for herein. The parties each further represent and warrant to the other that they have not assigned or transferred any of the claims released herein, and each agrees to indemnify and hold the other harmless from and against any liability, loss, cost or expense, including attorneys' fees,


                                                                CREDIT AGREEMENT
incurred as a result of any claim asserted by any other person, arising in whole or in part from the same events as the claims released herein.


3. REPRESENTATIONS AND WARRANTIES OF OBLIGORS. Obligors hereby jointly and severally represent and warrant to Lender that, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"), the following statements are true and correct as of the date hereof (and such representations and warranties shall survive the execution and delivery of this Agreement):

      3.1 Organization and Good Standing. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to own (or hold under lease) and operate its material properties, to carry on its business as now conducted, to enter into this Agreement and each Related Agreement to which it is a party, to issue and deliver the Consolidated Note (and in the case of Media Arts, to issue, sell and deliver the Acquired Stock) and to consummate the transactions contemplated hereby and in the Related Agreements. Each Obligor is duly qualified as a foreign corporation to do business and is in good standing wherever necessary to carry on its present business and operations, except in such jurisdictions in which the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Obligors, taken as a whole.

      3.2 Subsidiaries and Other Related Companies. The Disclosure Schedule (Section 3.2) (i) sets forth (A) a complete list of each direct and indirect Subsidiary of Media Arts and (B) the interest of Media Arts in John Hine U.K. and a complete list of each direct and indirect Subsidiary of John Hine U.K., and (ii) indicates the jurisdiction in which each entity described in the immediately preceding CLAUSE (I) is incorporated.

      3.3 Authorization. The execution, delivery and performance of this Agreement and of each of the Related Agreements, the issuance and delivery of the Consolidated Note and the issuance, sale and delivery of the Acquired Stock, and the consummation of the transactions contemplated hereby and in the Related Agreements have been duly authorized by all necessary corporate action on the part of each Obligor (to the extent they are parties thereto).

      3.4 Due Execution and Delivery; Binding Obligations. This Agreement and the Related Agreements have been duly executed and delivered by Obligors. This Agreement and the Related Agreements are the legal, valid and binding obligations of Obligors party thereto, enforceable against Obligors party thereto in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by Federal or state securities or other laws or the public policy underlying such laws.

      3.5 No Violation. The execution, delivery and performance by Obligors of this Agreement and of each of the Related Agreements to which they are parties, the issuance and delivery of the Consolidated Note and the issuance, sale and delivery of the Acquired Stock, the creation of the Liens contemplated in the Related Agreements, and the consummation of the transactions contemplated hereby and in the Related Agreements do not violate (i) the charter or bylaws of any Obligor, (ii) any material law, rule, regulation or ordinance applicable to any Obligor or any


                                                                CREDIT AGREEMENT

Subsidiary of any Obligor or any order, ruling, judgment or decree of any court or other governmental agency binding on any Obligor or any Subsidiary of any Obligor, or (iii) any term of any material indenture, mortgage, lease, agreement or instrument to which any Obligor or any Subsidiary of any Obligor is a party.

      3.6 Governmental Consents. The execution and delivery by Obligors of this Agreement and of each Related Agreement to which they are parties, the issuance and delivery of the Consolidated Note and the issuance, sale and delivery of the Acquired Stock, the creation of the Liens contemplated in the Related Agreements, and the consummation of the transactions contemplated hereby and in the Related Agreements, do not and will not require as of the Closing Date any authorization, registration or filing with, or consent or approval of, any Federal, state or other governmental authority or regulatory body other than filings under applicable Federal and state securities laws.

      3.7 Capitalization.

            (a) The Disclosure Schedule (Section 3.7) sets forth, in addition to the various exceptions to the representations and warranties contained in this
SECTION 3,

            (i) the total authorized Capital Stock of Media Arts as of the date hereof,

            (ii) the number and class of all shares of Capital Stock of Media Arts which have been issued and are outstanding as of the date hereof (or the nearest practicable date, but in all cases including the Acquired Stock),

            (iii) the total authorized Capital Stock of each Subsidiary of Media Arts, and of John Hine U.K., as of the date hereof, and

            (iv) the number and class of all shares of Capital Stock of each Subsidiary of Media Arts, and of John Hine U.K. and its Subsidiaries, which have been issued and are outstanding as of the date hereof and the ownership of such shares of Capital Stock.

            (b) All of the issued and outstanding shares of Capital Stock of Media Arts and of each Subsidiary of Media Arts have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock.

            (c) Except as described in the Disclosure Schedule (Section 3.7), there are:

            (i) no outstanding securities or obligations of any Person convertible or exchangeable into any shares of Capital Stock of Media Arts or any Subsidiary of Media Arts ("Convertible Securities");

            (ii) no outstanding warrants, rights or options to subscribe for or purchase, or obligations to issue, any such shares of Capital Stock of Media Arts or any Subsidiary of Media Arts or any Convertible Securities of Media Arts or any Subsidiary of Media Arts ("Option Rights");


                                                                CREDIT AGREEMENT

            (iii) no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of (A) any Subsidiary of Media Arts or, (B) to the best knowledge of Obligors, Media Arts;

            (iv) no obligations on the part of Media Arts or any Subsidiary of Media Arts to purchase or redeem any outstanding shares of its Capital Stock, Convertible Securities or Option Rights; and

            (v) no agreements granting any Person any rights of first offer or first refusal or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock, Convertible Securities or Option Rights issued by Media Arts or any Subsidiary of Media Arts.

            (d) All shares of Capital Stock, Convertible Securities and Option Rights that have been issued by Media Arts or any Subsidiary of Media Arts prior to the date hereof have been issued and offered without violation of any applicable Federal or state securities law.

            (e) Neither the amendment of the Original Warrant and the Original Notes pursuant to the Warrant and Note Amendment Agreement, nor the issuance of the Acquired Stock as provided therein, requires or has resulted in or caused any adjustment to the applicable share purchase price under, or the number of shares purchasable pursuant to, any Convertible Securities or Option Rights relating to the Capital Stock of Media Arts, other than certain adjustments with respect to the warrants identified as the "Dunning Warrants" and the "Hyprom Warrants" in the Disclosure Schedule (Section 3.7).

      3.8 Validity and Issuance of the Acquired Stock. Upon the payment of the purchase price for the Acquired Stock in accordance with the Original Warrant and Note Amendment Agreement, the Acquired Stock will be duly and validly issued, fully paid and nonassessable.

      3.9 Financial Statements. Obligors have delivered to Lender the unaudited consolidated balance sheets of Media Arts and its Subsidiaries as of December 31, 1996 and the related consolidated statements of operations and stockholders' equity for the nine-month period ended December 31, 1996 (the "Consolidated Financial Statement"). The Consolidated Financial Statement (i) is in accordance with the books and records of Media Arts and its Subsidiaries, (ii) presents fairly the consolidated financial position of Media Arts and its Subsidiaries as of the dates indicated and their respective results of operations for the periods indicated, and (iii) has been prepared in conformity with GAAP consistently applied throughout the periods indicated; provided, that such statement is subject to normal year end adjustments and does not include footnotes.

      3.10 Material Liabilities. No Obligor, nor any Subsidiary of any Obligor, has any liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) liabilities and obligations reflected in the Consolidated Financial Statement, (ii) liabilities and obligations which have been incurred subsequent to December 31, 1996 in the ordinary course of business and (iii) liabilities and obligations which, either individually or in the aggregate, have not had and could not have a Material Adverse Effect on Obligors, taken as a whole. The Disclosure Schedule (Section 3.10) contains a description of all ongoing obligations and liabilities of Obligors with respect to discontinued operations, including the operations of JH Texas.


                                                                CREDIT AGREEMENT

      3.11 Changes. Except as set forth in the Disclosure Schedule (Section 3.11), since December 31, 1996 there has not been:

            (a) any damage, destruction or loss to any asset of any Obligor or any Subsidiary of any Obligor, whether or not covered by insurance, which could have a Material Adverse Effect on Obligors, taken as a whole.

            (b) any waiver by any Obligor or any Subsidiary of any Obligor of a valuable right or of a material debt owed to it;

            (c) any satisfaction or discharge of any Lien or payment of any obligation by any Obligor or any Subsidiary of any Obligor, except in the ordinary course of business;

            (d) any change or amendment to a material contract or arrangement by which any Obligor or any Subsidiary of any Obligor, or any of their respective properties or assets is bound or subject;

            (e) any change in the assets, liabilities, financial condition or operations of any Obligor or any Subsidiary of any Obligor, except changes in the ordinary course of business which individually or in the aggregate could not have a Material Adverse Effect on Obligors, taken as a whole.

            (f) any change in the contingent obligations of any Obligor or any Subsidiary of any Obligor, by way of Guarantee, or otherwise, except in the ordinary course of business;

            (g) any declaration or payment of any dividend or other distribution of assets of any Obligor to its stockholders (other than dividends of or distributions by any of Media Arts' direct Subsidiaries to Media Arts), or the adoption or consideration of any plan or arrangement with respect thereto;

            (h) any Investment in John Hine U.K. or any of its Subsidiaries by any Obligor;

            (i) any resignation or termination or employment of any key employee of any Obligor or any Subsidiary of any Obligor; or

            (j) any other event or condition of any character which could have a Material Adverse Effect on Obligors, taken as a whole.

      3.12 Inventories. The Disclosure Schedule (Section 3.12) contains an accurate list of each Obligor's inventory as of January 31, 1997. All inventories of raw materials, work in process and finished goods of each Obligor and of each Subsidiary of each Obligor consist of items of a quality and quantity useable and saleable in the ordinary course of business, except for such items which have been written down on the books of Obligors to fair saleable value. The present quantities of inventories are reasonable in the present circumstances and all items included in inventories are the property of an Obligor or a Subsidiary of an Obligor, free and clear of all Liens other than Permitted Liens.


                                                                CREDIT AGREEMENT

      3.13 Accounts Receivable. The Disclosure Schedule (Section 3.13) contains a summary aging of accounts receivable of Obligors as of January 31, 1997, reflecting agings in categories of 30, 60, 90 and more than 90 days after the date of invoice. All accounts receivable of each Obligor and of each Subsidiary of each Obligor (i) are legal, valid and binding obligations of the parties shown on the books of the Obligors as the obligor with respect thereto, (ii) are not subject to discount (other than as reflected in the reserves taken in recording the accounts receivable on the books of Obligors and their Subsidiaries, which reserves are adequate), rebate, offset, or return privileges, and (iii) arose from valid sales in the ordinary course of business. No Obligor is aware of any customer which has indicated an unwillingness or an inability to pay any amount included in the accounts receivables of such Obligor. Except as set forth in the Disclosure Schedule (Section 3.13), as of the date hereof no Obligor places any products with third parties on consignment or in any similar arrangement.

      3.14 Accounts Payable. The Disclosure Schedule (Section 3.14) contains a summary aging of accounts payable of Obligors as of January 31, 1997, reflecting agings in categories of 30, 60, 90 and more than 90 days after the date of invoice. All accounts payable of each Obligor and of each Subsidiary of each Obligor are legal, valid and binding obligations of the Obligors and were incurred in the ordinary course of business.

      3.15 Labor Agreements and Actions. No Obligor and no Subsidiary of any Obligor is bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents of such Obligor or such Subsidiary. There is no strike or other labor dispute involving any Obligor or any Subsidiary of any Obligor pending or, to any Obligor's knowledge, threatened. No Obligor is aware of any labor organization activity involving the employees of such Obligor or any Subsidiary of such Obligor or of any officer or key employee, or any group of officers or key employees, that intends to terminate their employment with such Obligor or any subsidiary of such Obligor. After due inquiry of Kenneth E. Raasch, Daniel P. Byrne, and Raymond A. Peterson, Obligors have no knowledge of any fact or circumstance which would or could, with the passage of time or otherwise, cause this representation and warranty to be no longer true and correct.

      3.16 Employee Benefit Plans; ERISA. All pension, retirement, bonus, profit sharing, stock option, employee and other benefit plans or arrangements maintained by any Obligor or any Subsidiary of any Obligor, or to which any Obligor or any Subsidiary of any Obligor contributes or is required to contribute, to the extent required, comply with the provisions of and have been administered and maintained in compliance with the provisions of ERISA and all other applicable laws.

      3.17 Taxes. Each Obligor and each Subsidiary of such Obligor has timely filed all Federal, state and other Tax returns required to have been filed and has paid all Taxes which have become due and payable. Each Obligor and each Subsidiary of each Obligor has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party. No Obligor has been advised that any Tax returns, Federal, state or other, have been or are being audited. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against any Obligor or any Subsidiary of any Obligor, nor are there any actions, suits, proceedings or claims now pending against any Obligor or any Subsidiary of


                                                                CREDIT AGREEMENT
any Obligor in respect of any Taxes or assessments. There is no pending or, to Obligors' knowledge, threatened investigation of any Obligor or any Subsidiary of any Obligor by any Federal, state, foreign or local authority relating to any Taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority. No Obligor is a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement.

      3.18 Compliance With Charter, Laws and Contracts, etc. No Obligor and no Subsidiary of any Obligor is in violation of any of the terms of (i) its charter or bylaws as in effect on the date hereof, (ii) any law, rule, regulation, or ordinance applicable to such Obligor or such Subsidiary (including laws relating to the discharge of pollutants into the environment and the storage and handling of hazardous materials), or any order, ruling, judgment or decree of any court or other governmental agency binding on such Obligor or such Subsidiary, or
(iii) any indenture, mortgage, lease, contract, agreement or instrument to which such Obligor or such Subsidiary is a party (including, without limitation, the Kinkade License), and, in each case, there does not exist any event or circumstance, that, with the giving of notice or the lapse of time or both, would constitute any such violation except, in the case of the foregoing CLAUSES
(ii) and (iii) only, such violations which, individually or in the aggregate would not have a Material Adverse Effect on Obligors, taken as a whole. The Kinkade License has not been amended and is in full force and effect in accordance with its terms, and Media Arts has succeeded to the rights of Lightpost thereunder. Without limiting the generality of the foregoing, there does not exist any "Event of Default" under the terms of any of the CIT Documents nor is there any fact or circumstance which, with the passage of time or the giving of notice or both would or could constitute such an "Event of Default" thereunder.

      3.19 Litigation; Adverse Facts. Except as set forth in the Disclosure Schedule (Section 3.19), (i) there are no actions, suits, proceedings or investigations at law or in equity ("Litigation") pending before or by any Federal, state, municipal or governmental department, court, board, bureau, agency or instrumentality or threatened against or affecting any Obligor or any Subsidiary of any Obligor, and (ii) no Litigation, if adversely determined, could, individually or in the aggregate have a Material Adverse Effect on Obligors, taken as a whole, or impair the ability of Obligors to perform fully on a timely basis any material obligation which they have or will have under this Agreement or any Related Agreement, nor is there any judgment, decree, injunction, rule or order of any public body against any Obligor or any Subsidiary of any Obligor having any such effect. No Obligor is aware of any fact or circumstance which could give rise to any Litigation which could, individually or in the aggregate, have a Material Adverse Effect on Obligors, taken as a whole.

      3.20 Governmental Regulation. No Obligor and no Subsidiary of any Obligor is subject to regulation under the Investment Companies Act of 1940 or to any Federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed or to create Liens on any of its properties or assets to secure such Indebtedness. No Obligor and no Subsidiary of any Obligor has extended credit for the purposes of purchasing or carrying "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System or Regulation U of such Board.

      3.21 Licenses, Permits and Authorizations. Each Obligor, and each Subsidiary of each Obligor, has all licenses, franchises, permits, consents, registrations, certificates and other approvals of all governmental or regulatory agencies, whether Federal, state or local, material to the conduct of the business of Obligors, taken as a whole.


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                                 Page 40 of 91

      3.22 Properties and Assets. Each Obligor and each Subsidiary of each Obligor has good and valid title to their respective assets, free and clear of all Liens of any kind other than Permitted Liens. Each Obligor and each Subsidiary of each Obligor enjoys peaceful and undisturbed possession of all its leasehold interests.

      3.23 SEC Filings. Media Arts has made all filings required to be made by it under the Securities Act of 1933 and the Securities Exchange Act of 1934 and all applicable state securities laws during the one year period prior to the date hereof. All such filings complied in all material respects with the requirements of such Federal and state securities laws.

      3.24 Disclosure. In connection with the acquisition by Lender of the Securities, to the best knowledge of Media Arts, none of (i) this Agreement or any of the Related Agreements (including any Schedules hereto or thereto) or documents delivered pursuant thereto or (ii) the reports filed by Media Arts with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934 for the period commencing April 1, 1995 or (iii) any information conveyed to Lender by Kenneth E. Raasch or Raymond A. Peterson since December 1, 1996 is or was, when made, untrue with respect to any material fact or omits or omitted a material fact necessary in order to make the statement not misleading.

      3.25 Insurance. The Disclosure Schedule (Section 3.25) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Obligor, as well as a summary of the terms of each such policy.

      3.26 Deposit Accounts. The Disclosure Schedule (Section 3.26) lists all banks and other financial institutions at which any Obligor maintains deposits and/or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

      3.27 Sources and Uses. The Disclosure Schedule (Section 3.27) contains a description of Obligors' sources and uses of funds as of the Closing Date, including the loans of CIT and all fees, costs and expenses relating to the transactions contemplated hereby and in the CIT Documents.

      3.28 Inventory Locations. The Disclosure Schedule (Section 3.28) lists and describes all real property leased and subleased to each Obligor at which inventory is located, and lists the term and rent payable thereunder. Obligors have delivered to Lender a true and complete copy of the lease with respect to its headquarters at 521 Charcot Avenue in San Jose.


4. REPRESENTATIONS AND WARRANTIES OF LENDER. Lender hereby represents and warrants to Obligors that the following statements are true and correct as of the date hereof:

      4.1 Organization and Good Standing. Lender is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power and authority to enter into this Agreement and each Related Agreement to which it is a party and to consummate the transactions contemplated hereby.


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                                 Page 41 of 91

      4.2 Authorization. The execution, delivery and performance of this Agreement and of each of the Related Agreements to which Lender is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Lender.

      4.3 Due Execution and Delivery; Binding Obligations. This Agreement has been duly executed and delivered by Lender. This Agreement and the Related Agreements to which Lender is a party are the legal valid and binding obligations of Lender enforceable against Lender in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by Federal or state securities or other laws or the public policy underlying such laws.

      4.4 No Violation. The execution, delivery and performance by Lender of this Agreement, and of each of the Related Agreement to which Lender is a party, and the consummation of the transactions contemplated hereby and thereby do not violate (i) the organizational agreements of Lender as in effect on the date hereof, (ii) any law, rule, regulation or ordinance applicable to Lender or any order, ruling, judgment or decree of any court or other governmental agency binding on Lender or (iii) any term of any material indenture, mortgage, lease, agreement or instrument to which Lender is a party.

      4.5 Investment Intent. Lender is acquiring the Acquired Stock for investment purposes and not with a view to or for sale in connection with any distribution thereof. The foregoing notwithstanding, the disposition of the Securities shall at all times be and remain within Lender's control, so long as such disposition complies with applicable laws and regulations. Lender understands that the Securities have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Lender's investment intent as expressed herein.

      4.6 Accredited Investor Status. Lender is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act). By reason of its business and financial experience, Lender has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities and is able to bear the economic risk of such investment. Lender is aware of Obligors' business affairs and financial condition and has acquired sufficient information about Obligors to reach an informed and knowledgeable decision to acquire the Securities. Lender has had the opportunity to ask questions and receive answers concerning Obligors which it deems necessary to evaluate the risks and merits related to such decision.

      4.7 Governmental Consents. The execution and delivery by Lender of this Agreement and each of the Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby, do not and will not require any authorization, registration or filing with, or consent or approval of, any Federal, state or other governmental authority or regulatory body other than filings under Federal and state securities laws.


                                                                CREDIT AGREEMENT

5. CLOSING CONDITIONS. The obligation of Lender to consummate the transactions contemplated hereby is subject to the satisfaction, prior to or at the Closing, of the following conditions; provided, that any or all of the following conditions may be waived, in whole or in part, by Lender in its sole and absolute discretion:

      5.1 Documents and Related Materials. Lender shall have received this Agreement duly executed by Obligors and delivered to Lender, and all of the other documents, instruments, certificates, opinions, agreements and other materials listed in the Schedule of Documents attached as ANNEX A, each in form and substance satisfactory to Lender.

      5.2 Warrant and Note Amendment Agreement. The transactions described in the Warrant and Note Amendment Agreement shall have occurred immediately prior to the issuance of the Consolidated Note, and in connection therewith, among other things:

            (a) Lender shall have acquired and shall have received certificates evidencing the Acquired Stock; and

            (b) Media Arts shall have paid the Pre-Closing Prepayment, and all interest on the Original Notes that has accrued through and including the Closing Date, to Lender by wire transfer of immediately available funds.

      5.3 Representations and Warranties; No Default; Other Matters. The representations and warranties of Obligors contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement, and there shall exist on the Closing Date, after giving effect to such transactions, no Event of Default or Default. Obligors shall have delivered to Lender a Closing Certificate signed by the Chief Executive Officer and the Chief Financial Officer of each Obligor, dated the Closing Date, satisfying the requirements of
Item 3.11 of the Schedule of Documents.

      5.4 Restructuring and Prepayment Fees. Media Arts shall have paid by wire transfer of immediately available funds (i) a $150,000 restructuring fee to Levine Leichtman Capital Partners, Inc., (ii) a $11,500 prepayment fee to Lender, and (iii) all out-of-pocket costs and expenses incurred by Lender in connection with the negotiation, documentation and closing of the transactions contemplated herein (including the reasonable fees and expenses of Lender's special counsel, Murphy, Weir & Butler and special securities counsel, Riordan & McKinzie).

      5.5 CIT Credit Facility. The transactions contemplated in the CIT Documents shall have closed (and the CIT Credit Facility shall comply with the definition of "Permitted Senior Indebtedness" as such term is defined herein). As of the Closing Date, after giving effect to the payments to Lender contemplated hereunder and the payment of all of the fees and costs relating to this Agreement and the CIT Credit Facility, Borrower shall have consolidated cash and unused borrowing availability under the CIT Credit Facility of not less than $1,000,000 in the aggregate.

      5.6 Transactions Permitted By Applicable Laws. The consummation of the transactions contemplated hereby and in the Related Agreements shall comply with all applicable requirements of Federal and state securities laws. The consummation of the transaction contemplated hereby shall not be prohibited by or violate any law, governmental regulation or similar constraint and shall not subject any party to any Tax, penalty or liability, under or pursuant to any applicable law or


                                                                CREDIT AGREEMENT
governmental regulation, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order or decree.

      5.7 No Material Adverse Effect. There shall not have occurred any event or circumstance which, individually or in the aggregate, could have a Material Adverse Effect on Obligors, taken as a whole.

      5.8 No Material Judgment Or Order. There shall not be any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal or any state or local government which, in the reasonable judgment of Lender, would prohibit the delivery of the Securities or subject Lender to any material penalty in connection with such delivery.

      5.9 Budget For Fiscal Year Ending March 31, 1998. Lender shall have received Media Arts' final consolidated monthly budget with respect to the fiscal year ending March 31, 1998, including a balance sheet and income statement and such additional information reasonably requested by Lender.


6. CONDITIONS TO THE OBLIGATIONS OF OBLIGORS. The obligation of Obligors to consummate the transactions contemplated hereby is subject to the satisfaction, prior to or on the Closing Date, of the following conditions; provided, that any or all of the following conditions may be waived, in whole or in part, by Media Arts in its sole and absolute discretion (which waiver shall be binding on all Obligors):

      6.1 Representations and Warranties. The representations and warranties of Lender contained in this Agreement shall be true in all material respects at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement.

      6.2 Purchase Permitted By Applicable Laws. The consummation of the transactions contemplated hereby and in the Related Agreements shall otherwise comply with all applicable requirements of Federal and state securities laws. The consummation of the transactions contemplated hereby shall not be prohibited by or violate any law, governmental regulation or similar constraint and shall not subject any party to any Tax, penalty or liability under or pursuant to any applicable law or governmental regulation, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order or decree.

      6.3 No Material Judgment or Order. There shall not be any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal or any state or local government which, in the reasonable judgment of Media Arts would prohibit the delivery of the Securities or subject any Obligor to any material penalty in connection with such delivery.


7. COVENANTS. Obligors covenant that so long as any principal, interest or other amounts remain outstanding under the Consolidated Note, they will perform all of the covenants in this SECTION 7.


                                                                CREDIT AGREEMENT

      7.1 Payments with Respect to the Consolidated Note. Obligors shall pay the principal of, interest on and other amounts due pursuant to the terms of the Consolidated Note on the dates and in the manner provided therein.

      7.2 Limitation On Restricted Payments. Obligors shall not make (whether directly or indirectly), and shall not permit any of their Subsidiaries to make (whether directly or indirectly), any Restricted Payment.

      7.3 Limitation on Liens. Obligors shall not, and shall not permit, cause or suffer any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind upon any property or assets now owned or hereafter acquired. Notwithstanding the foregoing, the following Liens (the "Permitted Liens") may be created, incurred, assumed and permitted to exist (all of which are described in the Disclosure Schedule (Section 7.3) to the extent they exist as of the Closing Date):

            (a) Liens existing as of the date hereof with respect to Capital Lease Obligations, and extensions, renewals and replacements of such Liens, provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien being extended, renewed or replaced and such new Lien shall not secure an obligation greater than the obligation secured by the Lien being extended, renewed or replaced immediately prior to such extension, renewal or replacement;

            (b) Other Permitted Liens;

            (c) Liens securing Permitted Senior Indebtedness;

            (d) Liens securing Other Permitted Indebtedness;

            (e) Liens granted to Lender, whether pursuant to the Security Agreement, the Intellectual Property Assignment or otherwise,

provided, that, until such time at which the Initial Scheduled Payment has been made, in no event may any Lien other than the Lien of Lender exist with respect to the Tax Refund Proceeds or the Tax Refund Account.

      7.4 Limitation on Indebtedness.

            (a) Obligors shall not, and shall not permit, cause or suffer any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except for the following, all of which is described in the Disclosure Schedule (Section 7.4) to the extent that it exists as of the Closing Date:

                  (i) certain Indebtedness existing as of the date hereof
            relating to Capital Lease Obligations;

                  (ii) Indebtedness under the Consolidated Note;

                  (iii) Permitted Senior Indebtedness and Guarantees thereof;


                                                                CREDIT AGREEMENT

                  (iv) Indebtedness consisting of (A) trade payables incurred in the ordinary course of business payable to Thomas Kinkade pursuant to the Kinkade License or otherwise or (B) other trade payables incurred in the ordinary course in an aggregate amount of up to $150,000;

                  (v) Other Permitted Indebtedness;

                  (vi) Indebtedness owed to any other Obligor;

                  (vii) the Raasch Indebtedness, but only so long as it remains expressly subordinated to the Obligations pursuant to the Raasch Subordination Agreement; and

                  (viii) the Restricted Indebtedness (and the Disclosure
            Schedule (Section 7.4) shall include the amount of accrued interest thereon).

            (b) Except to the extent otherwise permitted pursuant to the immediately preceding SECTION 7.4(A), no Obligor shall create, incur, assume or issue, directly or indirectly, or guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of any Indebtedness which is subordinate or junior in right of payment to any Permitted Senior Indebtedness of such Obligor and senior or pari passu in any respect in right of payment or in maturity to the Consolidated Note.

      7.5 Financial Covenants. Obligors shall not breach or fail to comply with any of the Financial Covenants set forth in ANNEX B.

      7.6 Limitation on Investments. Obligors shall not make or suffer to exist, and shall not permit or cause any of their respective Subsidiaries to, directly or indirectly, make or suffer to exist any capital contributions, advances or loans to (including any guarantees of loans to), or investment in or purchases of Capital Stock (other than pursuant to a stock-for-stock exchange or pursuant to a transaction in which Capital Stock is acquired in exchange for Indebtedness permitted under SECTION 7.4(A)) in, any Person (collectively, "Investments"), other than (i) Permitted Investments, (ii) Investments by any Obligor in any other Obligor, (iii) advances to non-director employees pursuant to transactions approved by the Board of Directors of the relevant Obligor or Subsidiary making such advance so long as the aggregate amount of all such advances does not exceed $100,000 and no single employee receives advances in excess of $25,000,
(iv) Investments which represent Capital Expenditures otherwise permitted hereunder, and (v) promissory notes of Kenneth Raasch and Thomas Kinkade in favor of Media Arts in the principal amounts of $43,000 and $45,000, respectively relating to certain fringe benefits (provided, that Media Arts shall use its best efforts to eliminate these items from its balance sheet as soon as possible).

      7.7 Information Covenants. Obligors shall furnish to Lender:

            (a) Monthly Financial Statements. Within 30 days after the last day of each monthly accounting period in each fiscal year (in draft form with respect to the final monthly period of each fiscal quarter), the consolidated and consolidating balance sheet of Media Arts as at the end of such monthly period, and the related statements of operations, stockholders' equity and cash flows for Media Arts for such monthly period and for the elapsed portion of the fiscal year ended with the last


                                                                CREDIT AGREEMENT
day of such monthly period, and including comparative figures for the related periods in the prior fiscal year, .

            (b) Quarterly Financial Statements. Within 45 days after the close of each quarterly accounting period in each fiscal year (other than the fourth fiscal quarter), the consolidated and consolidating balance sheet of Media Arts as at the end of such quarterly period, and the related statements of operations, stockholders' equity and cash flows for Media Arts for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and including comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of Media Arts subject to normal year-end audit adjustments.

            (c) Annual Financial Statements. Within 90 days after the close of each fiscal year, the consolidated and consolidating balance sheet of Media Arts as at the end of such fiscal year, and the related statements of operations, stockholders' equity and cash flows for Media Arts for such fiscal year (which consolidated financial statements shall be audited and accompanied by an unqualified audit report from Media Arts' independent certified public accountants, who shall be one of the six largest national accounting firms), setting forth comparative figures for the prior fiscal year.

            (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in the foregoing SECTIONS 7.7(B) AND (C), a certificate signed by the Chief Financial Officer of Media Arts which (i) shall include computations of the Financial Covenants set forth in ANNEX B and (ii) shall indicate, to the best knowledge of such officer, whether or not a Default or an Event of Default has occurred during the period covered by such financial statements and, if so, shall specify the nature and extent thereof and indicate whether such Default or Event of Default is continuing.

            (e) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which any Obligor files with the Securities and Exchange Commission or any governmental agencies substituted therefor.

            (f) Notice of Default or Litigation. Promptly, and in any event within two Business Days after an officer of any Obligor obtains actual knowledge thereof, notice of (i) the occurrence of any event, act or condition which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending against any Obligor or any Subsidiary of any Obligor which could have a Material Adverse Effect on Obligors, taken as a whole, and (iii) any other event which is likely to have such a Material Adverse Effect.

            (g) Other Information. From time to time, such other information or documents (financial or otherwise) as Lender may reasonably request.

      7.8 Books, Records and Inspections. Each Obligor shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Obligor shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives or agents of Lender to visit and inspect any of the properties of such Obligor or such Subsidiary of such Obligor, and to examine the books of account of such Obligor and such Subsidiary and discuss the affairs, finances and accounts of such Obligor and such Subsidiaries with, and be advised as to the same by, its officers and independent


                                                                CREDIT AGREEMENT
accountants, all at such reasonable times and intervals and to such reasonable extent as Lender may request; provided, that any such visit, inspection, examination or discussion shall be during normal business hours and shall not interfere unreasonably with such Obligor's or Subsidiary's business; and provided further, that all confidential information obtained pursuant to any such visit, inspection, examination or discussion shall be treated in accordance with SECTION 11.15.

      7.9 Visitation Rights for Board Meetings. Without limiting the generality of SECTION 7.8, Lender shall also receive notice of and be entitled to have a representative (who shall be an employee of Levine Leichtman Capital Partners, Inc.) attend as an observer all meetings of the Boards of Directors of each Obligor and of each Subsidiary of each Obligor and of all committees of all such Boards of Directors. Notice of such meetings shall be given to Lender in the same manner and at the same times as to members of such Boards of Directors or such committees (which shall be at least 48 hours prior to such meeting unless otherwise agreed to by Lender). Lender shall be provided with copies of (i) a meeting agenda, if any is prepared, (ii) all information which is provided to the members of any such Board of Directors or committee thereof (whether prior to, at, or subsequent to any such meetings) at the same time as such materials are provided to the members of such Boards of Directors or such committees, as the case may be, and (iii) copies of the minutes of all such meetings within 10 days thereafter.

      7.10 Maintenance of Property, Insurance.

              Each Obligor shall, and shall cause each of its Subsidiaries to
(i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all its property, and (iii) furnish to Lender, upon written request, full information as to the insurance carried. If any Obligor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. Lender shall have no obligation to obtain insurance for any Obligor or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from any Obligor's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Obligors to Lender and shall be additional Obligations hereunder secured by the Collateral.

      7.11 Corporate Franchises; Material Rights. Each Obligor shall, and shall cause each of its Subsidiaries to use reasonable efforts to, do or cause to be done, all things necessary to preserve and keep in full force and effect the existence and the material rights, franchises, agreements, contracts, licenses and patents of such Obligor and each Subsidiary of such Obligor (including, without limitation, the Kinkade License).

      7.12 Compliance With Law. Each Obligor shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to ERISA and labor matters, and environmental standards and controls).


                                                                CREDIT AGREEMENT

      7.13 Taxes. Each Obligor shall, and shall cause each of its Subsidiaries to, pay when due all Taxes, except as contested in good faith and by appropriate proceedings if adequate reserves (in the good faith judgment of the management of such Obligor) have been established with respect thereto.

      7.14 Transactions With Affiliates. Except for the transactions described in the Disclosure Schedule (Section 7.14), and except for renewals and extensions of existing licensing agreements on terms no less favorable to Obligors than the existing agreements (without any implication that any such transactions or agreements would otherwise violate this covenant), Obligors shall not make or suffer to exist, and shall not permit or cause any of their respective Subsidiaries to, directly or indirectly, make or suffer to exist, any transaction with any Affiliate on terms that are less favorable to such Obligor or such Subsidiary than those that might be obtained in an arm's length transaction at the time from a Person who is not an Affiliate.

      7.15 Restriction On Fundamental Changes; Right of First Refusal. No Obligor shall (i) enter into any merger or consolidation, except in a transaction solely involving another Obligor, (ii) liquidate, wind-up or dissolve, (iii) convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of such Obligor's business or assets, except in a transaction solely involving another Obligor, (iv) change its capital or legal structure or amend its charter or by-laws, in each case in any way that would have an adverse impact on Lender, or
(v) issue, or reserve for issuance, pursuant to employee equity incentive plans, Common Stock which, in the aggregate (including shares issued prior to the date hereof pursuant to such equity incentive plans), exceeds 10% of the outstanding Capital Stock of Media Arts. Media Arts shall not issue any equity securities in a private placement for cash unless Lender is offered a right to participate in such private placement to the extent necessary to maintain Lender's equity interest in Media Arts computed on a fully diluted basis.

      7.16 ERISA. Each Obligor shall deliver to Lender promptly, but in no event more than three Business Days after any executive officer of such Obligor obtains knowledge of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1986, in connection with any plan or trust thereunder, a written notice specifying the nature thereof, what action such Obligor has taken, is taking or proposes to take with respect thereto and a copy of any notice delivered by such Obligor to the Pension Benefit Guaranty Corporation with respect thereto, and, when known, any further action taken or threatened by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto.

      7.17 Amendments to Documents Relating to Permitted Senior Indebtedness. Without the prior written consent of Lender, Obligors shall not amend any CIT Document (or any other agreement relating to Permitted Senior Indebtedness to which any Obligor may be a party at any time) to (i) provide for a term loan or other credit facility which requires scheduled or other principal payments of principal prior to the stated maturity of such loan or facility, (ii) provide for any overformula (meaning an amount in excess of the borrowing base provided therein) or other overadvance or similar facility (except to the extent expressly permitted pursuant to a written agreement between Lender and the holder of the relevant Permitted Senior Indebtedness), or (iii) provide for an increase in the interest rate or aggregate commitment or an increase in the applicable lending percentages to a level greater than the levels provided in the definition of "Permitted Senior Indebtedness." Obligors shall promptly notify Lender of any permitted


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
amendment, extension, waiver, or modification entered into or given under the CIT Documents or any other agreement relating to Permitted Senior Indebtedness, and of any negotiations or discussions with respect thereto, and shall provide Lender with detailed information concerning any Indebtedness incurred by any Obligor for the purpose of refinancing the Indebtedness of such Obligor under the CIT Documents or any other Permitted Senior Indebtedness.

      7.18 Notice of Agreements Affecting Stock. Media Arts shall give Lender prompt notice of any of the following agreements of which Media Arts becomes aware after the date hereof to which any of the securities holders of Media Arts is or becomes a party: voting agreements, voting trusts, irrevocable proxies or other agreements affecting the voting rights of shares of the Capital Stock of Media Arts or any agreements to which any Obligor is a party or by which it is bound providing for any call or put option, right of first refusal or offer or other rights to acquire or dispose of any shares of the Capital Stock of Media Arts or any Convertible Securities or Option Rights.

      7.19 Segregation of Funds. So long as the principal balance of the Consolidated Note is equal to or greater than $5,400,000, Media Arts shall maintain a separate bank account, in its name, and shall use its reasonable efforts to deposit into such account each Friday during each month funds such that the amount on deposit in such account equals or exceeds the aggregate amount of all accrued but unpaid interest on the Consolidated Note as of such date (and, to the extent any principal payments are required to be made on or prior to the last day of such month, such deposits shall also include a pro rata amount of such principal payment, determined such that the entire principal payment will be on deposit as of the last day of such month). Media Arts shall notify Lender within two Business Days if at any time it withdraws any amounts from such account for any reason, the result of which is that the amount in such account is less than the aggregate amount of accrued but unpaid interest with respect to the Consolidated Note as of the date on which the most recent deposit was required to be made.

      7.20 Restrictions on Payments On Account of Restricted Indebtedness. Notwithstanding anything to the contrary herein, Obligors may not make any payment on account of the Restricted Indebtedness without the written consent of Lender. Any settlement of any of the Restricted Indebtedness shall include complete mutual releases that extend to all Obligors and all of their respective Subsidiaries and Affiliates, and notice thereof (together with the relevant documentation) shall promptly be given to Lender in writing.

      7.21 Certain Matters Regarding the Tax Refund Proceeds and Related Tax Return. Media Arts shall (i) file its Federal tax return for the fiscal year ended March 31, 1997 no later than June 30, 1997 (and shall notify Lender in writing immediately upon such filing and provide Lender with a copy of such tax return), (ii) use its best efforts to cause the Tax Refund Proceeds to be paid to it as soon as possible, (iii) take all steps necessary to ensure that Lender has a first priority Lien on the Tax Refund Account and upon the Tax Refund Proceeds, and that the Tax Refund Account and Tax Refund Proceeds are not subject to any other Lien except as otherwise permitted pursuant to the PROVISO to SECTION 7.3, (iv) cause the Tax Refund Proceeds to be deposited directly into the Tax Refund Account (or if it cannot have the Tax Refund Proceeds direct-deposited, deposit the Tax Refund Proceeds into the Tax Refund Account immediately upon receipt thereof), (v) immediately provide Lender with any material information Media Arts may receive or learn of regarding the anticipated receipt of the Tax Refund Proceeds or any delays or potential delays relating thereto, and (vi) immediately notify Lender via facsimile of the receipt of the Tax Refund Proceeds. Once the Initial Scheduled Payment has been made, Media Arts shall transfer the balance remaining in the Tax


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
Refund Account, if any, to any other of its deposit accounts and may close the Tax Refund Account (or use it for some other purpose).

      7.22 Change of Fiscal Year. No Obligor shall change its Fiscal Year.

      7.23 Key Person Life Insurance. Obligors shall maintain "key person" life insurance policies with respect to Thomas Kinkade (in an amount of not less than $5,000,000) and Kenneth Raasch (in an amount of not less than $1,000,000), and shall assign such policies to Lender; provided that any such assignment may be junior and subject to an assignment of such policies as security for any Permitted Senior Indebtedness.

      7.24 Further Assurances. Each Obligor shall, at its cost and expense, upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectually the provisions and purposes of this Agreement or any Related Agreement.


8. COVENANTS RELATING TO ACQUIRED STOCK. Media Arts covenants that, as long as at least 500,000 shares of Acquired Stock (i) continue to constitute Registrable Securities, as such term is defined in the Registration Rights Agreement, and
(ii) are held by Lender, Media Arts shall (i) deliver to Lender the information and reports described in SECTION 7.7; (ii) extend to Lender the visitation and inspection rights set forth in SECTION 7.9; and (iii) honor the covenants set forth in SECTION 7.8, SECTIONS 7.10 through 7.14, inclusive, SECTION 7.16 and
SECTION 7.18 hereof. The benefits of this SECTION 8 are for the sole benefit of Lender and are not assignable to any Transferee of any Registrable Securities.


9. INDEMNIFICATION.

      9.1 Transfer Taxes. Obligors shall pay any and all stamp, transfer and other similar taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance of the Securities and shall hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

      9.2 Losses. Whether or not the transactions contemplated by this Agreement are consummated, Obligors, jointly and severally, shall indemnify Lender, its Affiliates, and its employees, officers, directors, agents, attorneys, successors and assigns (the "Indemnified Parties") against, and hold each Indemnified Party harmless from, all losses, claims, damages, liabilities, expenses and costs, including without limitation, the costs of preparing for, and attorneys' fees and other fees and expenses incurred in, investigating or defending any matter (collectively, "Losses") incurred by such Indemnified Party
(i) in connection with or arising from any breach of any warranty, or the inaccuracy of any representation made by any Obligor or the failure of any Obligor to fulfill any of its agreements or undertakings under this Agreement or any Related Agreement (or any other document or instrument executed herewith or pursuant hereto) or the transactions to which they relate, or (ii) pursuant to any investigation or proceeding against any Obligor or any Indemnified Party brought by any third-party, arising out of or in connection with this


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                                 Page 51 of 91

Agreement or any Related Agreement (or any other document or instrument executed herewith or pursuant hereto) or the transactions to which they relate. Obligors shall either pay directly all Losses which they are required to pay hereunder or shall reimburse any Indemnified Party within 10 days after any request for such payment. The obligation of Obligors to the Indemnified Parties hereunder shall be separate obligations to each Indemnified Party, and the liability of Obligors to such Indemnified Parties hereunder shall not be extinguished solely because any Indemnified Party is not entitled to indemnity hereunder. The obligations of Obligors under this SECTION 9.2 shall survive the payment or prepayment of the Consolidated Note, at maturity, upon redemption or otherwise, any transfer of the Consolidated Note or any interest therein and the termination of this Agreement and the Related Agreements.

      9.3 Indemnification Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to Obligors of any claim with respect to which it seeks indemnification and (ii) permit Obligors to assume the defense of such claim with counsel reasonably satisfactory to the relevant Indemnified Party; provided, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) Obligors have agreed to pay such fees or expenses, (b) Obligors have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to such Person within 10 days of the written notice of such claim to Obligors or (c) in the reasonable judgment of any such Person, based upon the written advice of counsel, a conflict of interest may exist between such Person and Obligors with respect to such claim (in which case, if the Person notifies Obligors in writing that such Person elects to employ separate counsel at the expense of Obligors, Obligors shall not have the right to assume the defense of such claim on behalf of such Person). No Obligor will be subject to any liability for any settlement made without its consent (but such consent may not be unreasonably withheld). No Indemnified Party may, without the consent (which consent will not be reasonably withheld) of each Obligor consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Obligor of a release from all liability in respect of such claim or litigation.

      9.4 Contribution. If the indemnification provided for in SECTION 9.2 is unavailable to Lender or any other Indemnified Party in respect of any Losses, then Obligors, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of Obligors, on the one hand, and such Indemnified Party on the other, in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of Obligors, on the one hand, and such Indemnified Party, on the other, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, either Obligors or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 9.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


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
10. DEFAULTS AND REMEDIES.

      10.1 Events of Default. An "Event of Default" occurs if:

            (a) Obligors fail to make any payment of principal on the Consolidated Note when due, whether at maturity, upon prepayment, acceleration, or otherwise;

            (b) Obligors fail to make any payment of accrued interest with respect to the Consolidated Note within five Business Days after such payment becomes due, whether such payment is a regularly scheduled monthly payment or otherwise;

            (c) any Obligor fails to comply with (A) any of the agreements or covenants contained in SECTIONS 7.2, 7.3, 7.4, 7.5, 7.6, 7.9, 7.15, 7.17, 7.20,
or 7.21 hereof and such failure continues for a period of more than ten days, or
(B) any of the other agreements or covenants in, or provisions of, this Agreement, the Consolidated Note, or any other Related Agreement and the failure continues for a period of 30 days after such failure is known to any Obligor; provided, that any failure of any Obligor to comply with the agreements or covenants in SECTION 7.19 shall in no event be or become an Event of Default;

            (d) any representation or warranty made by any Obligor under, relating to or in connection with this Agreement or any Related Agreement shall be false or misleading in any material respect when made;

            (e) any Permitted Senior Indebtedness is declared to be due and payable prior to its stated maturity, or an event of default shall occur with respect to any Permitted Senior Indebtedness;

            (f) any Indebtedness of any Obligor or any Subsidiary of any Obligor for borrowed money having an outstanding principal amount of $100,000 or more under one or more agreements (but excluding the Restricted Indebtedness), whether such Indebtedness now exists or shall hereafter be created, is declared to be due and payable prior to its stated maturity;

            (g) any judgment or order for the payment of money in excess of $500,000 shall be rendered against any Obligor or any Subsidiary of any Obligor and shall not be discharged or paid and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 30 consecutive days, during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (h) any material provision of any the Security Agreement or the Intellectual Property Assignment shall for any reason cease to be valid or enforceable in accordance with its terms, the Security Agreement or the Intellectual Property Agreement shall be repudiated, revoked, renounced or terminated, including by operation of law, or any Lien created under the Security Agreement or the Intellectual Property Assignment shall cease to be a valid and perfected Lien, second in priority only to the Lien of CIT granted pursuant to the CIT Documents (or the Lien of any other holder of Permitted Senior Indebtedness) except as otherwise provided in the Security Agreement or the Intellectual Property Assignment with respect to any material portion of the Collateral purported to be covered thereby and such condition continues for a period of 30 days;


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                                 Page 53 of 91
provided, that with respect to the Tax Refund Account and the Tax Refund Proceeds, Lender's lien shall be a first priority Lien until the Initial Scheduled Payment has been made.

            (i) any Obligor or any Subsidiary of any Obligor pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case or proceeding, consents to the entry of an order for relief against it in an involuntary case or proceeding, consents to the appointment of a Custodian of it or for all or substantially all of its property, makes a general assignment for the benefit of its creditors, or generally is unable to pay its debts as they become due; or

            (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against any Obligor or any Subsidiary of any Obligor in an involuntary case or proceeding, appoints a Custodian of any Obligor or any Subsidiary of any Obligor or for all or substantially all of its property, or orders the liquidation of any Obligor or any Subsidiary of any Obligor.

      10.2 Acceleration. If an Event of Default (other than an Event of Default specified in CLAUSE (I) or (J) of SECTION 10.1) occurs and is continuing, Lender, by written notice to Obligors, may declare all unpaid principal of and accrued interest on the Consolidated Note to be due and payable as specified below. Upon a declaration of acceleration, such principal and accrued interest shall become immediately due and payable. If an Event of Default specified in CLAUSE (I) or (J) of SECTION 10.1 occurs, all principal of and interest on the Consolidated Note then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of Lender.

      10.3 Other Remedies. If any Event of Default shall occur and be continuing, Lender may, subject to the restrictions set forth in the CIT Subordination Agreement, proceed to protect and enforce its rights under this Agreement and the Consolidated Note by exercising such remedies as are available in respect thereof under this Agreement under applicable law, either by suit in equity or by action at law, or both, whether for the collection of the payment of principal of or interest on the Consolidated Note or to enforce the specific performance of any covenant or other agreement contained in this Agreement. No remedy conferred in this Agreement upon Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

      10.4 Waiver of Past Defaults. Lender, by notice to Obligors, may waive an existing Default or Event of Default and its consequences with respect to the Consolidated Note; provided, that no such waiver will extend to any subsequent or other Default or Event of Default or impair any right of Lender which may arise as a result of such Default or Event of Default.


11. MISCELLANEOUS.

      11.1 Payments. Before disposing of the Consolidated Note or any portion thereof, Lender shall make a notation thereon (or on a schedule attached thereto) of the amount of all payments previously made with respect thereto.

      11.2 Consent to Amendments. This Agreement may be amended and any Obligor may take any action herein prohibited, or omit to perform any act herein required to be performed by it,


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                                 Page 54 of 91
if, and only if, prior to taking any such action or omitting to perform any such act, Obligors shall have obtained the written consent of Lender to such amendment, action, or omission to act. No course of dealing between any Obligor and Lender nor any delay in exercising any rights hereunder or under the Securities shall operate as a waiver of any rights of any Holder thereof.

      11.3 Form, Registration, Transfer and Exchange of Securities; Lost Securities. Media Arts shall keep at its principal office a register in which it shall provide for the registration of the Securities and of transfers thereof or any portion thereof. Upon surrender for registration of transfer of the Securities at such principal office in accordance with the provisions hereof, Obligors shall, at their expense and within three Business Days of such surrender, execute and deliver one or more new Securities of like tenor and of a like aggregate principal amount, in the case of the Consolidated Note, and a like aggregate number of shares of Common Stock, in the case of the Acquired Stock, which new Securities shall be registered in the name of the relevant Transferee or Transferees. At the option of the Holder (or nominee) of any Security, such Security may be exchanged for a Security of like tenor and of a like aggregate principal amount, in the case of any Note, and a like aggregate number of shares of Common Stock, in the case of the Acquired Stock, in each case, upon surrender of the Security to be exchanged at the principal office of Media Arts. Whenever any Security is so surrendered for exchange, the Obligors shall, at their expense and within three Business Days of such surrender, execute and deliver the Security which the holder making the exchange is entitled to receive. Every Security surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder or such holder's attorney duly authorized in writing. Any note issued in exchange for any note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from any Holder (or nominee) of any Security and, in the case of any loss, theft or destruction, upon receipt of an indemnity agreement, or other indemnity reasonably satisfactory to the Obligors from such holder, or in the case of any mutilation, upon surrender and cancellation of such Security, the Obligors shall, within three Business Days of such receipt or surrender, make and deliver a new Security, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Security.

      11.4 Persons Deemed Owners; Participation. Prior to due presentment for registration of transfer, Obligors may treat the Person in whose name any Security is registered as the owner and Holder of such Security for all purposes whatsoever, and Obligors shall not be affected by notice to the contrary. Subject to the preceding sentence and to the provisions of SECTION 11.8, any Holder may from time to time grant participation in all or any part of such Security to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion.

      11.5 Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained herein or made in writing by or on behalf of Obligors pursuant to or in connection herewith shall survive the execution and delivery of this Agreement, the issuance and delivery of the Consolidated Note and the issuance, sale and delivery of the Acquired Stock, the Closing and any investigation by Lender.

      11.6 Entire Agreement. This Agreement and the Related Agreements constitute the full and entire agreement and understanding between Lender and the Companies, and supersede all prior agreements and understandings relating to the subject matter hereof, including, without limitation


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                                 Page 55 of 91

(i) the Existing Purchase Agreement and (ii) the letter agreement dated February 6, 1997 by and between Media Arts and Lender.

      11.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

      11.8 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee). Lender may assign any of its rights under this Agreement to any Transferee in connection with any assignment of all or any portion of any Security and upon such assignment such Transferee shall be entitled to all of the rights of Lender hereunder (except for the rights and benefits granted in SECTION 8) and under any applicable Related Agreement to the same extent as if such Transferee were an original party hereof; provided, that Lender may not assign any of its rights hereunder or under the Consolidated Note to any direct competitor of any Obligor. Notwithstanding any other provision of this Agreement and the Related Agreements, (i) the visitation and information rights set forth in SECTION 7.9 shall inure to the sole and exclusive benefit of Lender and may not be assigned or delegated by Lender to any other Person, (ii) in the event of any transfer to a Transferee of any but not all of the Securities (to the extent the Holders thereof retain rights under this Agreement), the rights conferred under SECTIONS
10.4 and 11.2, and the rights of Lender to waive any conditions or covenants set forth in this Agreement shall be exercised solely and exclusively by Lender and Lender's determination shall bind Lender and all such other Transferees and
(iii) Obligors shall at no time be obligated to give notices or provide information hereunder to more than an aggregate of five Holders.

      11.9 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party by another party, or whenever any party desires to give or serve upon another party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered:

            (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid;

            (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by telecopy answerback);

            (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid; or

            (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.


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                                 Page 56 of 91

               (i)   If to Lender, at:

                     c/o  Levine Leichtman Capital Partners, Inc.
                     345 North Maple Drive, Suite 304
                     Beverly Hills, CA  90210
                     Attention:  Arthur E. Levine, President
                     Telecopy: (310) 275-1441

                     with a copy to:

                     Murphy, Weir & Butler
                     2049 Century Park East, Suite 2100
                     Los Angeles, CA  90067
                     Attention:  Jean B. LeBlanc, Esq.
                     Telecopy: (310) 788-3777

               (ii)  If to Obligors, at:

                     Media Arts Group, Inc.
                     521 Charcot Avenue
                     San Jose, CA  95131
                     Attention:  Chief Executive Officer
                     Telecopy: (408) 232-4821

                     with a copy to:

                     Latham & Watkins
                     505 Montgomery Street, Suite 1900
                     San Francisco, CA  94111
                     Attention:  Ora T. Fruehauf, Esq.
                     Telecopy: (415) 395-8095

       11.10 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them by GAAP and all accounting determinations hereunder or pursuant hereto shall be made, and all financial statements required to be delivered by Obligors hereunder shall be prepared in accordance with GAAP applied on a consistent basis.

       11.11 Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.

       11.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

       11.13 Remedies. In the event that any Obligor fails to observe or perform any covenant or agreement to be observed or performed under this Agreement or any Related Agreement, Lender may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific


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                                 Page 57 of 91
performance of any term contained in this Agreement or any Related Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or any Related Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions. Except as otherwise provided in the Consolidated Note with respect to the costs of collection and enforcement thereof, and as provided in SECTION 11.14 hereof with respect to certain specific proceedings, in the event of any litigation relating to this Agreement or any Related Agreement, each party shall bear its own fees, costs, and expenses, including without limitation fees and expenses of attorneys and accountants and, all fees, costs and expenses of appeals. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

       11.14 Payment of Fees and Expenses. The Companies shall pay third party service providers directly, or shall reimburse Lender upon demand for, all out-of-pocket costs and expenses of every type and nature in connection with:
(i) the preparation, negotiation, execution and delivery of this Agreement and the Related Agreements, and any amendment, waiver, supplement, consent or release relating hereto or thereto and the documents and instruments referred to herein and therein, (ii) exercising any rights of any kind under or relating to the rights and benefits granted in this Agreement or any Related Agreement, including without limitation the taking of any action to protect, collect or enforce the Consolidated Note or Lender's rights with respect to this Agreement, or the Collateral, whether or not such costs or expenses are incurred in connection with a lawsuit, arbitration or other proceeding (including a bankruptcy or other insolvency proceeding and in any appellate proceedings), provided, however that Lender shall be entitled to such reimbursement in connection with any lawsuit, arbitration or other proceeding only if Lender substantially prevails on its claims, (iii) in connection with any refinancing or restructuring of the Consolidated Note in the nature of a "work out" or in any insolvency or bankruptcy proceeding, (iv) in connection with monitoring or administering Lender's investment in Obligors or otherwise evaluating, observing or assessing Obligors or their affairs, including any audits, inspections or appraisals, provided, however, that Obligors shall be responsible for not more than $50,000 per fiscal year of expenses pursuant to this CLAUSE (IV), except in the event that any Obligor is involved in a bankruptcy or other insolvency proceeding, in which case such $50,000 limit will not apply, (v) verifying or perfecting any security interest granted to Lender, or (vi) any effort by Lender to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any Collateral, including in connection with a case under any Federal, state or foreign bankruptcy or other similar insolvency law and including, in each of the foregoing cases, the attorneys' and other professional and service providers' fees and costs arising from such services.

       11.15 Confidentiality. Lender agrees to keep confidential any information provided to it hereunder and to use such information only in connection with Lender's review of Obligors' operations. Lender shall not, directly or indirectly, publish or disclose any such information to any Person and shall take all necessary actions and precautions to protect the confidentiality of such information; provided, however, that nothing herein shall be construed to prevent Lender from disclosing any portion of such information:

            (a) to any of Lender's employees, agents, attorneys, accountants, partners, affiliates, or others affiliated with Lender who have a need to know and are informed of the


                                                                CREDIT AGREEMENT
confidential nature of such information and of Lender's obligation to protect the confidentiality of such information as provided in this SECTION 11.15;

            (b) upon the order or request of any court or administrative agency or as otherwise required by law;

            (c) that is in the public domain by reason of prior publication not attributable to any act or omission of Lender or any of its partners, officers, agents, representatives or employees;

            (d) that has been obtained from any Person (other than any Affiliate of Lender) who was not similarly bound;

            (e) in connection with (but only to the extent necessary for) the exercise of any remedy hereunder or, as determined in Lender's sole judgment, under any Related Agreement; or

            (f) with the consent of Media Arts.

If Lender is ordered or required to disclose information pursuant to CLAUSE (b) of the preceding sentence, Lender shall, within two Business Days of actual knowledge thereof, notify Media Arts of such order or requirement and the terms thereof prior to such disclosure and shall cooperate to the extent practicable to minimize the disclosure of such information and shall use reasonable efforts to obtain proprietary or confidential treatment of such information by such court or administrative agency, and will, to the extent such remedies are available, seek protective orders limiting the dissemination and use of the information. This Agreement does not alter the rights of Media Arts to challenge any law requiring any such disclosure. The confidentiality obligations of Lender shall remain in full force and effect for a period expiring on the second anniversary of such date that it is no longer is eligible to receive non-public information hereunder.

       11.16 Conflict of Terms. Except as otherwise provided in this Agreement or any of the Related Agreements by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the Related Agreements, the provision contained in this Agreement shall govern and control.


       11.17 Agreement to Subordinate. Lender hereby covenants to (i) subordinate the Consolidated Note to any Permitted Senior Indebtedness incurred by any Obligor (other than Indebtedness incurred pursuant to the CIT Documents) on customary and reasonable terms and conditions and (ii) upon request, execute any and all documents necessary to evidence such subordination at any time.

       11.18 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Obligor for liquidation or reorganization, should any Obligor become insolvent or make an assignment of the benefit of any creditor or creditors or should a Custodian be appointed for all or any significant part of any Obligor's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such


                                                                CREDIT AGREEMENT
payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

       11.19 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the Related Agreements to which they are a party. In the event an ambiguity or question of intent or interpretation arises, such documents shall be construed as if drafted jointly by the parties hereto who are parties thereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of any such document.

       11.20 GOVERNING LAW. THIS AGREEMENT AND EACH OF THE RELATED AGREEMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE IN AND TO BE PERFORMED IN THE STATE OF CALIFORNIA, WITHOUT REGARD TO CHOICE OF
LAW PRINCIPLES.

       11.21 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


12. CROSS-GUARANTY.

       12.1 Cross-Guaranty. Each Obligor hereby agrees that such Obligor is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by each other Obligor. Each Obligor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this SECTION 12 shall be absolute and unconditional, irrespective of, and unaffected by,

            (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any Related Agreement or any other agreement, document or instrument to which any Obligor is or may become a party;


                                                                CREDIT AGREEMENT

            (b) the absence of any action to enforce this Agreement (including this SECTION 12) or any Related Agreement or the waiver or consent by Lender with respect to any of the provisions thereof;

            (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

            (d) the insolvency of any Obligor; or

            (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by each Obligor that its obligations under this SECTION 12 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Obligor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

       12.2 Waivers by Obligors. Each Obligor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Obligor, any other party, or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Obligor. It is agreed among each Obligor and Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the Related Agreements and that, but for the provisions of this SECTION 12 and such waivers, Lender would decline to enter into this Agreement.

       12.3 Benefit of Guaranty. Each Obligor agrees that the provisions of this
SECTION 12 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Obligor and Lender, the obligations of such other Obligor under this Agreement and the Related Agreements.

       12.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any Related Agreement, and except as set forth in SECTION 12.8, each Obligor hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Obligor acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Obligor's liability hereunder or the enforceability of this SECTION 12, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this SECTION 12.

       12.5 Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under this Agreement or any Related Agreements giving Lender a Lien upon any Collateral, whether owned by any Obligor or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this SECTION 12. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including


                                                                CREDIT AGREEMENT
its right to enter a deficiency judgment against any Obligor or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Obligor hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which each Obligor might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Obligor shall not impair any other Obligor's obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or this Agreement or any Related Agreements, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this SECTION 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale. In addition, each Obligor waives all rights and defenses arising out of an election of remedies by Lender, even though the election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed any Obligor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

       12.6 Additional Real Property Waivers. Each Obligor waives all rights and defenses that it may have because the Obligations are secured by real property. This means, among other things: (i) Lender may collect from such Obligor without first foreclosing on any real or personal property collateral pledged by any other Obligor; and (ii) if Lender forecloses on any real property collateral pledged by any Obligor, (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from such Obligor even if Lender, by foreclosing on the real property collateral, has destroyed any right such Obligor may have to collect from any other Obligor. This is an unconditional and irrevocable waiver of any rights and defenses each Obligor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

       12.7 Limitation. Notwithstanding any provision herein contained to the contrary, each Obligor's liability under this SECTION 12 (which liability is in any event in addition to any Advances (as defined below) that were made to such Obligor) shall be limited to an amount not to exceed as of any date of determination the greater of:

            (a) the net amount of all Advances to any other Obligor that were re-loaned or otherwise transferred to, or for the benefit of, such Obligor; and

            (b) the amount which could be claimed by Lender from such Obligor under this SECTION 12 without rendering such claim voidable or avoidable under
Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other


                                                                CREDIT AGREEMENT
things, such Obligor's right of contribution and indemnification from each other Obligor under SECTION 12.8.

As used in this Agreement, "Advances" means the amounts that were paid by Lender to or for the benefit of Obligors for the purchase of the Original Notes and the Original Warrant.

      12.8 Contribution with Respect to Guaranty Obligations.

            (a) To the extent that any Obligor shall make a payment under this
SECTION 12 of all or any of the Obligations other than Advances that were made to such Obligor (any such payment, a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by Obligors, exceeds the amount which such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Obligor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Obligors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations, such Obligor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Obligor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (b) As of any date of determination, the "Allocable Amount" of any Obligor shall be equal to the maximum amount of the claim which could then be recovered from such Obligor under this SECTION 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c) This SECTION 12.8 is intended only to define the relative rights of Obligors and nothing set forth in this SECTION 12.8 is intended to or shall impair the obligations of Obligors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including SECTION 12.1. Nothing contained in this SECTION 12.8 shall limit the liability of any Obligor to repay the Advances made directly or indirectly to that Obligor and accrued interest, fees and expenses with respect thereto for which such Obligor shall be primarily liable.

            (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Obligor to which such contribution and indemnification is owing.

            (e) The rights of the indemnifying Obligors against other Obligors under this SECTION 12.8 shall be exercisable upon the full and indefeasible payment of the Obligations.

      12.9 Liability Cumulative. The liability of Obligors under this SECTION 12 is in addition to and shall be cumulative with all liabilities of each Obligor to Lender under this Agreement and the Related Agreements to which such Obligor is a party, without any limitation as to amount.


                                                                CREDIT AGREEMENT

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.


"OBLIGORS":

"MEDIA ARTS"                            "TKSI"

MEDIA ARTS GROUP, INC.                  THOMAS KINKADE STORES, INC.



By: /s/ Kenneth E. Raasch               By: /s/ Kenneth E. Raasch
    -------------------------               -------------------------
        Kenneth E. Raasch                       Kenneth E. Raasch
        President and CEO                       President and CEO

"MAGI ENTERTAINMENT"                    "MAGI SALES"

MAGI ENTERTAINMENT PRODUCTS, INC.            MAGI SALES, INC.



By: /s/ Kenneth E. Raasch               By: /s/ Kenneth E. Raasch
   --------------------------               -------------------------
        Kenneth E. Raasch                       Kenneth E. Raasch
        President and CEO                       President and CEO

"CCG"                                   "LENDER"

CALIFORNIA COAST GALLERIES, INC.        LEVINE LEICHTMAN CAPITAL
                                        PARTNERS, INC.

                                        on behalf of
By: /s/ Kenneth E. Raasch
    -----------------------------
        Kenneth E. Raasch               LEVINE LEICHTMAN CAPITAL
        President and CEO               PARTNERS, L.P.


                                        By: /s/ Arthur E. Levine
                                            -------------------------------
                                                Arthur E. Levine, President


                                                                CREDIT AGREEMENT

                                     ANNEX A
                                       to
                                Credit Agreement
                          Dated as of February 21, 1997
                              (the "Closing Date")

                              SCHEDULE OF DOCUMENTS



                  This Schedule of Documents ("Schedule") lists the documents to be delivered in connection with the Credit Agreement dated as of the Closing Date (the "Agreement") among Media Arts Group, Inc., a Delaware corporation and the other Obligors (as defined therein) and Levine Leichtman Capital Partners, L.P. as Lender.

                  Unless otherwise stated, five (5) copies of each document to be executed by any party shall be executed and delivered on the Closing Date. Unless otherwise stated, each such document shall be dated as of the Closing Date.

                  All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement. Page 7 contains a key to abbreviations used in this Schedule.

         1.       DOCUMENTS TO BE DELIVERED PRIOR TO THE CLOSING DATE.

                  1.1 Pre-closing UCC and lien searches against each of the following entities, in the governmental offices listed in Appendix A attached hereto

       ===============================================================
         MAGI      TKS      MS       ME       CCG     LPI      JHS
       ===============================================================

       ===============================================================

                  1.2 Appropriate amendments to the existing UCC-1 financing statements (or, with respect to CCG, a new UCC-1 financing statement describing the Collateral owned by CCG) executed on behalf of each Obligor listed below for filing with the appropriate governmental offices for the jurisdictions listed in Appendix B attached hereto.

         ===============================================================
           MAGI      TKS      MS       ME       CCG     LPI      JHS
         ===============================================================

         ===============================================================

                  1.3      [INTENTIONALLY OMITTED]

                  1.4      [INTENTIONALLY OMITTED]

                  1.5 Copies of the documentation evidencing the Perkins Obligation (including the underlying obligation of John Hine to Mr. Perkins).



                                                           SCHEDULE OF DOCUMENTS

                  1.6 (a) With respect to all real property owned, leased, occupied, or in which any interest is held by any entity listed below, a list of locations (including street addresses), whether occupied or unoccupied; and (b) with respect to Borrower's corporate headquarters, a copy of the underlying lease.

                  1.7 With respect to Lightpost and JH Texas, Certificates of Merger or comparable certificates with respect to such entities' merger into Media Arts.

                  1.8 Copy of any tax sharing, management and administrative allocation agreement under which any entity below has any obligation:

         ===============================================================
           MAGI      TKS      MS       ME       CCG
         ===============================================================

         ===============================================================

                  1.9 Information satisfactory to Lender with respect to each of the following entities' interests in, and agreements pertaining to, intellectual property rights owned by such entity or used under licenses with third parties:

          ===============================================================
            MAGI      TKS      MS       ME       CCG
          ===============================================================

          ===============================================================

                  1.10 Information with respect to each of the following entity's post-closing cash management procedures and the underlying agreements in connection therewith:

           ===============================================================
             MAGI      TKS      MS       ME       CCG
           ===============================================================

           ===============================================================

         2. CORPORATE AND OTHER DOCUMENTS TO BE DELIVERED ON OR BEFORE THE CLOSING DATE.

                  2.1 With respect to each Obligor, Certificate of the Secretary of State of such Obligor's jurisdiction of incorporation, as of a recent date, certifying the filing with such Secretary of State of such Obligor's Certificate or Articles of Incorporation, as applicable, and all amendments thereto and any documents related thereto on file with such Secretary of State.

                  2.2 Certificates of good standing and tax good standing certificates with respect to each Obligor, as of a recent date, from the appropriate office of each of the states or other jurisdictions in which the business of such entity requires it to be qualified and in good standing, certifying its qualification and its good standing in such jurisdictions.

                  2.3 Certificates, dated as of the Closing Date, of the Secretary of each Obligor:

                           (a) certifying that such Obligor is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation;




                                                           SCHEDULE OF DOCUMENTS

                           (b) certifying that a copy of such Obligor's Certificate or Articles of Incorporation and Bylaws, all amendments thereto, and all other related documents are attached to such certificate, and certifying that such documents are complete and correct as of the Closing Date;

                           (c) certifying that attached to such certificate is a complete and correct copy of resolutions duly adopted by such Obligor's Board of Directors, which resolutions have not been modified, amended, or rescinded in any respect and are in full force and effect on the Closing Date, and which resolutions authorize and ratify, among other things, any actions previously, concurrently, or subsequently taken by such Obligor's respective officers with respect to:

                                    (i)     the execution, delivery, and
                                            performance of (A) the Agreement and
                                            each Related Agreement to which such
                                            Obligor is a party, and (B) each CIT
                                            Document to which such Obligor is a
                                            party; and

                                    (ii)    the execution and delivery of such
                                            other agreements, certificates, or
                                            instruments, and such other actions
                                            as such officers may consider
                                            necessary or appropriate, to carry
                                            out the foregoing resolutions; and

                           (d) certifying that a specimen signature of each officer of such Obligor who has executed or will execute any of the documents referred to herein or required under the Agreement is included in the certificate and reciting that each such officer was duly elected, qualified, and incumbent as of the date such officer executed such document or documents.

3.       PRINCIPAL LOAN DOCUMENTS TO BE DELIVERED ON OR BEFORE THE
         CLOSING DATE.

         3.1 Agreement, executed by each Obligor and Lender and all Annexes, Schedules and Exhibits thereto, including:


         ANNEXES:

         Annex A                   -   Schedule of Documents
         Annex B                   -   Financial Covenants

         EXHIBITS:

         Exhibit A                 -   CIT Subordination Agreement
         Exhibit B                 -   Consolidated Note
         Exhibit C                 -   Intellectual Property Assignment
         Exhibit D                 -   Investment Monitoring Agreement Amendment
         Exhibit E                 -   Security Agreement


                                                           SCHEDULE OF DOCUMENTS

Exhibit F                 -        Warrant and Note Amendment Agreement

SCHEDULES:

Disclosure Schedule

3.2      Warrant and Note Amendment Agreement, together with

         (a)        Conversion Notice re: conversion of Convertible Note
         (b)        Exercise Subscription re: exercise of Warrant
         (c)        Original Notes to be exchanged for Consolidated Note
         (d)        Original Warrant to be exchanged for new shares

3.3      Share certificates with respect to shares of Common
         Stock of Media Arts issued in the name of Lender, as follows:

          1 Certificate representing 750,000 shares of common stock
          1 Certificate representing 398,693 shares of common stock

3.4      Consolidated, Amended and Restated Note Due December
         31, 2001, executed by Obligors in favor of Lender.

3.5 Amended and Restated Pledge and Security Agreement, executed by Obligors in favor of Lender, together with all schedules and exhibits thereto.

         Schedule of Grantors
         Schedule 4.5 (Instruments)
         Schedule 4.6 (Pledged Stock)

3.6      Amended and Restated Assignment For Security of
         Patents, Trademarks and Copyrights, executed by Obligors in favor of Lender, together with all schedules and exhibits thereto, including:

Schedule 1 (Schedule of Copyrights, Patents, Trademarks and Related Licenses)

3.7 Subordination and Intercreditor Agreement executed by CIT and Lender and acknowledged by Obligors.

3.8      First Amendment to Investment Monitoring Agreement

3.9 Acknowledgment and Consent of Linda Raasch with respect to her Subordination Agreement dated as of July 26, 1995.

3.10 Notice under California UCC section 9302(1)(g)(ii) to financial institutions at which Obligors have deposit accounts.

3.11 A certificate of the chief executive officer and chief financial officer of each Obligor dated as of the Closing Date, certifying the following:


                                                           SCHEDULE OF DOCUMENTS

                           (a) each of the representations and warranties of such Obligor contained in any of the Agreement and the Related Agreements is correct on and as of the Closing Date as though made on and as of such date, and no event has occurred and is continuing that constitutes or would constitute a Default or an Event of Default;

                           (b) except as otherwise indicated on a schedule to the Agreement or another schedule delivered pursuant to this Schedule, or as otherwise consented to by Lender, such Obligor has delivered to Lender true and correct copies of all documents required to be delivered to Lender pursuant to this Schedule, and all such documents are complete and correct in all material respects on and as of the Closing Date; and

                           (c) no Liens have arisen or been granted with respect to the Collateral other than the Permitted Liens.

                  3.12     Agreement regarding Kinkade License.

                  3.13     Assignments of Life Insurance Policies to LLCP.

                  3.14 Opinion of counsel, in form and substance reasonably satisfactory to Lender and its counsel, from Latham & Watkins.

                  3.15     Payout Letter executed by Comerica.

                  3.16 UCC Termination Statements and other lien termination documents terminating all of Comerica's UCC-1 financing statements and other lien perfection documents against each Obligor.

                  3.17 Delivery to CIT of (i) the original stock certificates for the Pledged Stock and (ii) he corresponding executed stock powers.

                  3.18 Delivery to CIT of that portion of the Collateral constituting instruments or documents. (NONE)

                  3.19 Copies of all documents and agreements related to the obligations to be incurred by Obligors on the Closing Date in favor of CIT, fully executed and including amendments thereto, and including, without limitation:

                                    Financing Agreement
                                    Promissory Note (Revolving Loan)
                                    Guaranties
                                    Letter Agreement regarding Kinkade License
                                    Other Documents (to be listed separately)



                                                           SCHEDULE OF DOCUMENTS

         4.       ADDITIONAL CONDITIONS TO CLOSING

                  4.1 Payment to Lender by wire transfer of $592,500 of principal amount of the Original Notes, and all interest accrued thereon through the Closing Date.

                  4.2 Payment to Lender by wire transfer of $11,500 prepayment fee.

                  4.3 Payment to Levine Leichtman Capital Partners, Inc. by wire transfer of $150,000 restructuring fee.

                  4.4 Payment to Murphy, Weir & Butler and Riordan & McKinzie of its fees and costs by wire transfer.


         5.       DOCUMENTS TO BE DELIVERED AFTER THE CLOSING DATE.

                  5.1 Copies of the UCC-1 financing statement and amendments referred to in Item 1.2, stamped to show filing or recordation.

                  5.2 Search reports indicating that the UCC-1 financing statement and amendments referred to in Item 1.2 have been filed or recorded in the appropriate governmental offices.

                  5.3 Copies of the UCC Termination Statements referred to in Item 3.16, stamped to show filing or recordation.



                                                           SCHEDULE OF DOCUMENTS

                                     LEGEND

CCG      -     California Coast Galleries, Inc.

CIT      -     The CIT Group/Business Credit

JHS      -     John Hine Studios, Inc.

LPI      -     Lightpost Publishing, Inc.

LW       -     Latham & Watkins

MAGI     -     Media Arts Group, Inc.

ME       -     MAGI Entertainment Products, Inc.

MWB      -     Murphy, Weir & Butler

MS       -     MAGI Sales, Inc.

TKS      -     Thomas Kinkade Stores, Inc.


                                                           SCHEDULE OF DOCUMENTS

                                     ANNEX B
                                       to
                                Credit Agreement
                          Dated as of February 21, 1997

                               FINANCIAL COVENANTS

       Obligors shall not breach any of the following financial covenants, each of which shall be calculated in accordance with GAAP, consistently applied:

            1. Minimum Net Worth.

                  a. Media Arts shall maintain, on a stand alone basis, a Net Worth of not less than $14,000,000 at all times.

                  b. TKSI and CCG shall maintain a combined Net Worth of not less than $50,000 at all times.

                  c. Obligors shall maintain, on a consolidated basis, Net Worth of not less than the following amounts at all times during each of the following fiscal quarters:

============================================
 FISCAL QUARTER(S)
       ENDING           MINIMUM NET WORTH
============================================
      3/31/97              $2,000,000
--------------------------------------------
      6/30/97              $2,100,000
--------------------------------------------
      9/30/97              $2,800,000
--------------------------------------------
      12/31/97             $4,300,000
--------------------------------------------
      3/31/98              $4,500,000
--------------------------------------------
      6/30/98              $4,700,000
--------------------------------------------
      9/30/98              $5,500,000
--------------------------------------------
      12/31/98             $6,900,000
--------------------------------------------
3/31/99 and thereafter     $7,000,000
============================================

            2. Minimum Fixed Charge Coverage Ratio. Obligors shall maintain a Fixed Charge Coverage Ratio of at least 1.05 to 1.0 as of (a) 3/31/97 on a two fiscal quarter basis, (b) 6/30/97 on a three fiscal quarter basis, (c) 9/30/97 on a four fiscal quarter basis, and (d) the last day of each fiscal quarter thereafter on a four fiscal quarter basis. For purposes hereof the calculation of the Fixed Charge Coverage Ratio shall not include: (i) the $150,000 fee payment made to Levine Leichtman Capital Partners, Inc., the $11,500 fee payment made to Lender, and the $592,500 principal payment made to Lender, all of which were made on or about the Closing Date; or (ii) the $2,000,000 payment to Lender to be made on the Initial Payment Date.


                                                                CREDIT AGREEMENT

            3. Operating Leases. Obligors will not enter into any leases of property (whether real, personal or mixed, but excluding Capital Leases) if after giving effect thereto the aggregate obligations, on a consolidated basis, with respect to all such leases during any fiscal year would exceed $3,000,000.

            4. Capital Expenditures. Obligors will not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in an aggregate amount exceeding the amount shown for such period below:

================================================
 FISCAL YEAR(S) ENDING       MAXIMUM CAPITAL
                              EXPENDITURES
================================================
        3/31/97*                $300,000
------------------------------------------------
        3/31/98                $2,000,000
------------------------------------------------
 3/31/99 and thereafter        $2,200,000
================================================

* only Capital Expenditures during the fourth fiscal quarter of the fiscal year ending 3/31/97 are counted for purposes of this covenant.

            5. Availability. So long as the principal balance of the Consolidated Note is less than $5,400,000, and notwithstanding any provision to the contrary contained in this Agreement, in the event that Obligors' aggregate Availability for each day of a thirty (30) day period immediately preceding any applicable calculation date for any of the covenants set forth in SECTIONS 1 THROUGH 4 above is $2,500,000 or more, such covenants shall not be effective solely for any such calculation date and Obligors shall have no obligation hereunder to comply with such financial covenants with respect to such calculation date. The foregoing contemplates that Obligors' accounts payable and any other Indebtedness is current in the ordinary course of business of each Obligor (excluding the Perkins Obligation, the John Hine Obligation and the John Hine U.K. Obligation.

            6. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Availability" is defined in the CIT Documents as in effect on the date hereof.

            "Capital Expenditures" for any period shall mean the aggregate of all expenditures of Obligors during such period, that in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the consolidated balance sheet of Obligors.

            "EBITDA" means, with respect to Obligors on a consolidated basis for any period, the sum of the following for such period: (i) Consolidated Net Income (as defined in accordance with GAAP, before all extraordinary items and changes for discontinued operations, in accordance with GAAP); (ii) Interest Expense; (iii) provisions for taxes; (iv) charges for depreciation; and (v) charges for amortization of intangible assets, all as determined in accordance with GAAP consistently applied. For purposes hereof, "intangible assets" shall include, but shall not be limited to organization costs,


                                                                CREDIT AGREEMENT
securities issuance costs, unamortized debt discount and expense, goodwill, covenants not to compete, patents, trademarks, franchises and capitalized research and development expenses.

       "Fixed Charge Coverage Ratio" means, with respect to Obligors on a consolidated basis for any period, the ratio determined by dividing EBITDA for such period by the sum of the following for such period: (i) cash Interest Expense, (ii) Capital Expenditures made and paid for in cash, (iii) the amount of principal repaid on (a) the Obligations, (b) Indebtedness of the type described in CLAUSE (ii) of the definition of "Other Permitted Indebtedness,"
(c) the John Hine Obligation or the Raasch Obligation (provided that nothing in this definition shall be construed to permit principal payments with respect to such obligations), and (iv) all Federal, state and local income tax expenses due and payable.

       "Interest Expense" means total interest obligations (paid or accrued) of the Obligors on a consolidated basis, determined in accordance with GAAP on a basis consistent with the latest audited statements of Obligors.

       "Net Worth" means, with respect to any Person at any date of determination, an amount equal to (a) the total assets of such Person as of such date minus (b) the total liabilities of such Person as of such date, in each case determined in accordance with GAAP, on a consistent basis with the latest audited statements.


                                                                CREDIT AGREEMENT

                                   APPENDIX A

                                 (LIEN SEARCHES)

Lien searches against the following entities in the jurisdictions set forth below:

(i)  NAME OF DEBTOR:  MEDIA ARTS GROUP, INC.

                                   Central or Local
Jurisdiction                       Filing Office(s)            Status
------------                       ----------------            ------

California                         Secretary of State          Done by CIT
Hawaii                             State of Conveyances        Done by CIT
Illinois                           Secretary of State          Done by CIT
Massachusetts                      Secretary of State          Done by CIT
Minnesota                          Secretary of State          Done by CIT
Missouri                           Secretary of State          Done by CIT
Texas                              Secretary of State          Done by CIT

(ii)  NAME OF DEBTOR:  LIGHTPOST PUBLISHING, INC.

                                   Central or Local
Jurisdiction                       Filing Office(s)            Status
------------                       ----------------            ------

California                         Secretary of State          Done by CIT
Massachusetts                      Secretary of State          Done by CIT

(iii) NAME OF DEBTOR:  THOMAS KINKADE STORES, INC.

                                   Central or Local
Jurisdiction                       Filing Office(s)            Status
------------                       ----------------            ------

California                         Secretary of State          Done by CIT
Hawaii                             State of Conveyances        Done by CIT
Illinois                           Secretary of State          Done by CIT
Massachusetts                      Secretary of State          Done by CIT
Minnesota                          Secretary of State          Done by CIT
Missouri                           Secretary of State          Done by CIT

(iv)  NAME OF DEBTOR:              MAGI ENTERTAINMENT PRODUCTS, INC.

                                   Central or Local
Jurisdiction                       Filing Office(s)             Status
------------                       ----------------             ------

California                         Secretary of State           Done by CIT
Massachusetts                      Secretary of State           Done by CIT



                                                           SCHEDULE OF DOCUMENTS

                                   Central or Local
Jurisdiction                       Filing Office(s)             Status
------------                       ----------------             ------

(V)  NAME OF DEBTOR:  JOHN HINE STUDIOS, INC.

                                   Central or Local
Jurisdiction                       Filing Office(s)             Status
------------                       ----------------             ------

California                         Secretary of State          Done by CIT
Massachusetts                      Secretary of State          Done by CIT
Texas                              Secretary of State          Done by CIT


(VI)  NAME OF DEBTOR:  MAGI SALES, INC.

                                   Central or Local
Jurisdiction                       Filing Office(s)             Status
------------                       ----------------             ------

California                         Secretary of State           Done by CIT
Massachusetts                      Secretary of State           Done by CIT

(VII)  NAME OF DEBTOR:  CALIFORNIA COAST GALLERIES, INC.

                                   Central or Local
Jurisdiction                       Filing Office(s)             Status
------------                       ----------------             ------

California                         Secretary of State           Done by CIT
Massachusetts                      Secretary of State           Done by CIT




                                                           SCHEDULE OF DOCUMENTS

                                   APPENDIX B

                 (UCC FINANCING STATEMENTS AND FIXTURE FILINGS)

 A. UCC amendments to be filed against the following original financing statements in the jurisdictions corresponding thereto:

      1.     MEDIA ARTS GROUP, INC.

                                                              FILING              FILING
      JURISDICTION            FILING OFFICE                    DATE                 NO.
      ------------            -------------                    ----                 ---
      California              Secretary of State              3/12/96           9607360523
      Texas                   Secretary of State              3/13/96           046840

      2.     THOMAS KINKADE STORES, INC.

                                                              FILING              FILING
      JURISDICTION            FILING OFFICE                    DATE                 NO.
      ------------            -------------                    ----                 ---
      California              Secretary of State              3/12/96           9607360736
      Hawaii                  Bureau of Conveyances           4/03/96           96-045903
      Illinois                Secretary of State              3/13/96           3516246
                              Cook County Recorder            4/04/96           96-U04275
      Minnesota               Secretary of State              3/13/96           1832114
      Missouri                Secretary of State              3/13/96           2641778
                              Jackson Co. Reg. of Deeds       4/04/96           J366734

      3.     MAGI ENTERTAINMENT PRODUCTS, INC.

                                                              FILING              FILING
      JURISDICTION            FILING OFFICE                    DATE                 NO.
      ------------            -------------                    ----                 ---
      California              Secretary of State              3/12/96           9607360519

      4.     MAGI SALES, INC.

                                                              FILING              FILING
      JURISDICTION            FILING OFFICE                    DATE                 NO.
      ------------            -------------                    ----                 ---
      California              Secretary of State              3/12/96           9607360515

      5.     LIGHTPOST PUBLISHING, INC.

                                                               FILING              FILING
      JURISDICTION            FILING OFFICE                    DATE                 NO.
      ------------            -------------                    ----                 ---
      California              Secretary of State              3/12/96           9607360647




                                                          SCHEDULE OF DOCUMENTS

      6.     JOHN HINE STUDIOS, INC.

                                                              FILING              FILING
      JURISDICTION            FILING OFFICE                    DATE                 NO.
      ------------            -------------                    ----                 ---

      California              Secretary of State              3/12/96           9607360662




 B. UCC financing statements to be filed against the following Obligors in the jurisdictions corresponding thereto:

      1.     CALIFORNIA COAST GALLERIES, INC.

      JURISDICTION            FILING OFFICE
      ------------            -------------

      California              Secretary of State








                                                           SCHEDULE OF DOCUMENTS

                                   APPENDIX C

                            (TERMINATION STATEMENTS)


SECURED PARTY:  COMERICA BANK-CALIFORNIA


DEBTOR                              JURISDICTION                                FILING NO.
------                              ------------                                ----------
TERMINATED
----------
MEDIA ARTS                          CA SECRETARY OF STATE                       93248541
                                    CA SECRETARY OF STATE                       93248544
                                    CA SECRETARY OF STATE                       9500960952
                                    CA SECRETARY OF STATE                       9501060398
                                    CA SECRETARY OF STATE                       9501160340
                                    CA SECRETARY OF STATE                       9504560352

LIGHTPOST                           CA SECRETARY OF STATE                       9504560352

JH TEXAS                            TX SECRETARY OF STATE                       078262
                                    TX SECRETARY OF STATE                       008871
                                    TX SECRETARY OF STATE                       086865

TKSI                                CA SECRETARY OF STATE                       93248543
                                    CA SECRETARY OF STATE                       9504560352
                                    CA SECRETARY OF STATE                       9500960934

MAGI                                CA SECRETARY OF STATE                       9500960941
ENTERTAINMENT

MAGI SALES                          CA SECRETARY OF STATE                       9634460449




                                                           SCHEDULE OF DOCUMENTS